AGREEMENT

AND PLAN OF MERGER

by and among

DAKIN INSURANCE AGENCY, INC.

SHAREHOLDERS OF DAKIN INSURANCE AGENCY, INC.,

LCNB CORP.,

and

DAKIN ACQUISITION CORPORATION

December 30, 1999

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II THE MERGER

2.1 Transfer of Property and Liabilities

2.2 Surviving Corporation

2.3 Principal Office

2.4 State Law

ARTICLE III CONVERSION OF SHARES

3.1 Merger Consideration

3.1.1 Initial Purchase Price.

3.1.2 Purchase Price Adjustments.

3.2 Private Placement of Securities

3.3 Exchange of Certificates

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DAKIN AND THE SHAREHOLDERS

4.1 Organization and Good Standing; Qualification

4.2 Capitalization

4.3 Transactions in Capital Stock

4.4 Continuity of Business Enterprise

4.5Corporate Records

4.6 Authorization and Validity

4.7 No Violation

4.8 Consents

4.9 Financial Statements

4.10 Liabilities and Obligations

4.11 Employee Matters

4.11.1 Cash Compensation

4.11.2 Compensation Plans

4.11.3 Employment Agreements

4.11.4 Employee Policies and Procedures

4.11.5 Unwritten Amendments

4.11.6 Labor Compliance

4.11.7 Unions

4.12 Employee Benefit Plans

4.12.1 Identification

4.12.2 Administration

4.12.3 Examinations

4.12.4 Prohibited Transactions

4.12.5 Claims and Litigation

4.12.6 Qualification

4.12.7 Funding Status

4.12.8 Excise Taxes

4.12.9 Multiemployer Plans

4.12.10 PBGC

4.12.11 Retirees

4.13 Absence of Certain Changes

4.14 Title; Leased Assets

4.14.1 Real Property

4.14.2 Personal Property

4.14.3 Leases

4.15 Commitments

4.15.1 Commitments;

4.15.2 No Cancellation or Termination of Commitment

4.16 Insurance

4.17 Intellectual Property

4.18 Year 2000 Compliance

4.19 Taxes

4.19.1 Filing of Tax Returns

4.19.2 Payment of Taxes

4.19.3 No Pending Deficiencies, Delinquencies, Assessments or Audits

4.19.4 No Extension of Limitation Period

4.19.5 Withholding Requirements Satisfied

4.19.6 Foreign Person

4.19.7 Tax Exempt Entity

4.19.8 Collapsible Corporation

4.19.9 Parachute Payments

4.19.10 S Corporation

4.19.11 Personal Service Corporation

4.19.12 Personal Holding Company

4.20 Compliance with Laws

4.21 Finder's Fee

4.22 Litigation

4.23 Condition of Fixed Assets

4.24 Banking Relations

4.25 Ownership Interests of Interested Persons; Affiliations

4.26 Investments in Competitors

4.27 Environmental Matters

4.28 Certain Payments

4.29 No affiliation with NASD Member

4.30 Full Disclosure

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

5.1 Validity; Shareholder Capacity

5.2 No Violation

5.3 Personal Holding Company; Control of Related Businesses

5.4 Transfers of Dakin Capital Stock

5.5 Consents

5.6 Certain Payments

5.7 Ownership of Interested Persons; Affiliations

5.8 Investments in Competitors

5.9 Disposition of LCNB Shares

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF LCNB

6.1 Organization and Good Standing

6.2 Capitalization

6.3 Corporate Power and Authorization

6.4 No Violation

6.5 Shares to be Issued

6.6 SEC Filings

6.7 Current Plans or Intentions

6.8 Governmental Authorities; Consents

6.9 Disclosure

ARTICLE VII COVENANTS OF DAKIN AND THE SHAREHOLDERS

7.1 Consummation of Agreement

7.2 Business Operations

7.3 Access

7.4 Notification of Certain Matters

7.5 Amendment of Schedules

7.6 Approvals of Third Parties

7.7 Employee Matters

7.8 Contracts

7.9 Capital Assets; Payments of Liabilities

7.10 Mortgages, Liens and Guaranties

7.11 Acquisition Proposals

7.12 Distributions and Repurchases

7.13 Requirements to Effect the Merger

7.14 Shareholder Approval

ARTICLE VIII COVENANTS OF LCNB

8.1 Consummation of Agreement

8.2 Requirements to Effect Merger

8.3 Notification of Certain Matters

8.4 Approvals of Third Parties

ARTICLE IX COVENANTS OF ALL PARTIES

9.1 Blue Sky; Securities Filings; Other Action

9.2 Employment Agreements

9.3 Option Agreement

9.4 Tax Treatment

ARTICLE X CONDITIONS PRECEDENT OF LCNB

10.1 Representations and Warranties

10.2 Covenants

10.3 Legal Opinions

10.4 Proceedings

10.5 No Material Adverse Change

10.6 Securities Approvals

10.7 Completion of Due Diligence

10.8 Government Approvals and Required Consents

10.9 Accounting Assurances

10.10 Closing Deliveries

10.11 Key Customer Contracts

ARTICLE XI CONDITIONS PRECEDENT OF DAKIN AND THE SHAREHOLDERS

11.1 Representations and Warranties

11.2 Covenants

11.3 Legal Opinion

11.4 Proceedings

11.5 Government Approvals and Required Consents

11.6 Closing Deliveries

ARTICLE XII CLOSING DELIVERIES

12.1 Time of the Closing

12.2 Deliveries of Dakin and the Shareholders

12.3 Deliveries of LCNB

ARTICLE XIII POST CLOSING MATTERS

13.1 Further Instruments of Transfer

13.2 Merger Tax Covenants

13.3 Employee Matters

13.4 Stock Option Plan

13.5 Surviving Company Board of Directors

13.6 LCNB Board of Directors

13.7 Chief Executive Officer of Surviving Company

ARTICLE XIV EFFECTIVE DATE OF MERGER

14.1

ARTICLE XV INDEMNIFICATION

15.1 Indemnification Obligation of Dakin

15.2 Procedure for Indemnification

15.3 Limitations on Indemnification

15.4 Remedies Not Exclusive

15.5 Tax Benefits; Insurance Proceeds

15.6 Payment of Indemnification Obligation

ARTICLE XVI PUBLICITY

ARTICLE XVII TERMINATION

17.1 Termination

17.2 Effect of Termination

ARTICLE XVIII NONDISCLOSURE OF CONFIDENTIAL INFORMATION

18.1 Nondisclosure

18.2 Damages

18.3 Survival

ARTICLE XIX FEDERAL SECURITIES LAW RESTRICTIONS ON LCNB COMMON STOCK

19.1 Investment Representation

19.2 Compliance with Law

19.3 Economic Risk; Sophistication

19.4 Accredited Investor Status

ARTICLE XX MISCELLANEOUS

20.1 Entire Agreement, Modification and Waiver

20.2 Consents

20.3 Assignment

20.4 Parties In Interest; No Third Party Beneficiaries

20.5 Severability

20.6 Survival of Representations, Warranties and Covenants

20.7 Governing Law

20.8 Captions

20.9 Notice

20.10 Choice of Forum

20.11 No Waiver; Remedies

20.12 Counterparts

20.13 Costs, Expenses and Legal Fees

AGREEMENT

AND PLAN OF MERGER

This Agreement and Plan of Merger (hereinafter referred to as the "Agreement") is made this 30th day of December, 1999 by and among Dakin Insurance Company, Inc., an Ohio corporation, with principal offices located at 24 E. Mulberry Street, P.O. Box 89, Lebanon, Ohio 45036-0089 (hereinafter referred to as "Dakin"); the undersigned shareholders of Dakin (referred to herein as the "Shareholders"); LCNB Corp., an Ohio corporation with principal offices at 2 North Broadway, Lebanon, Ohio 45036 (hereinafter referred to as "LCNB"); and Dakin Acquisition Corporation, an Ohio corporation wholly-owned by Lebanon Citizens National Bank (hereinafter referred to as the "Subsidiary").

WITNESSETH:

WHEREAS, the parties wish to effect a transaction under the authority and provisions of the corporation law of Ohio pursuant to which at the effective date, as defined herein, the Subsidiary will be merged with and into Dakin, which will become the Surviving Corporation (such merger is referred to herein as the "Merger"); and

WHEREAS, for federal income tax purposes, the parties intend the Merger to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Certain General Definitions. In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

(a) "actual knowledge", "have no actual knowledge of, "do not actually know of" and similar phrases shall mean (i) in the case of a natural person, the actual conscious awareness, or not, as the context requires, of the particular fact by such person, and (ii) in the case of an entity, the actual conscious awareness, or not, as the context requires, of the particular fact by any shareholder, director or executive officer of such entity.

(b) "Affiliate" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person.

(c) "best knowledge", "have no knowledge of", "do not know of" or "to the knowledge of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any shareholder, director or executive officer of such entity after diligent investigation and inquiry.

(d) "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports, investigations, research, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

(e) "Environmental Laws" shall mean any laws or regulations pertaining to health or the environment, as in effect on the date hereof and the Effective Date, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated thereunder, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq., as amended), and regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, applicable to Dakin's assets or operations that relate to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any similar state statutes or regulations relating to environmental matters applicable to Dakin's assets or operations.

(f) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

(i) "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

(j) "Material Adverse Effect" shall mean a material adverse effect on the applicable party's business, operations, condition (financial or otherwise) or results of operations, taken as a whole, in consideration of all relevant facts and circumstances.

(k) "ordinary course of business" shall mean the usual and customary way in which the applicable party has conducted its business in the past.

(l) "person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

(m) "LCNB Common Stock" or "LCNB Stock" shall mean the common stock, without par value, of LCNB.

(n) "SEC" shall mean the United States Securities and Exchange Commission.

(o) "Securities Act" shall mean the Securities Act of 1933, as amended.

(p) "Tax Returns" shall include all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

(q) "Dakin Capital Stock" shall mean the shares of capital stock of Dakin which are authorized, issued and outstanding as of the Effective Date.

(r) "Disclosure Schedules" shall mean the schedules of exceptions and other disclosures attached hereto as of the date hereof or otherwise delivered by Dakin and the Shareholders to LCNB, as such may be amended or supplemented from time to time pursuant to the provisions hereof. The information contained in the LCNB Disclosure Schedules is labeled to correspond with the Section numbers of this Agreement to which the disclosure relates.

ARTICLE II

THE MERGER

2.1 Transfer of Property and Liabilities. Upon the Effective Date (as defined below) of the Merger, the separate existence of the Subsidiary shall cease; all of the outstanding shares of Dakin Capital Stock shall be exchanged for and converted into shares of LCNB Common Stock, as hereinafter provided; and upon the filing of the appropriate Certificate of Merger with the Secretary of State of Ohio, Dakin as the Surviving Corporation (the "Surviving Corporation") shall possess all of the rights, privileges, immunities, powers and purposes, and all of the property, real and personal, causes of action and every other asset of the Subsidiary, and shall assume and be liable for all of the liabilities, obligations and penalties of the Subsidiary, in accordance with the Ohio General Corporation Law ("OGCL").

2.2 Surviving Corporation. Following the Merger, the existence of the Surviving Corporation shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, subject to all of the duties and liabilities of a corporation organized under the laws of the State of Ohio. The officers and directors of the Subsidiary immediately prior to the Effective Date shall be the officers and directors of the Surviving Corporation. The Articles of Incorporation and Regulations of the Subsidiary shall be the Articles of Incorporation and Regulations of the Surviving Corporation from and after the Effective Date.

2.3 Principal Office. Following the Effective Date, the principal office of the Surviving Corporation shall be located in Waynesville, Warren County, Ohio.

2.4 State Law. The Surviving Corporation shall be an Ohio corporation, governed in all respects by the corporate laws of the State of Ohio.

ARTICLE III

CONVERSION OF SHARES

3.1 Merger Consideration.

3.1.1 Initial Purchase Price. All of the shares of Dakin Capital Stock issued and outstanding as of the close of business on the business date immediately prior to the Effective Date shall, in the aggregate, without any action on the part of LCNB, the Subsidiary or any holder of such shares, be converted by the Merger into 16,002 shares (the "Shares") of LCNB Common Stock (the "Purchase Price"). The Purchase Price shall be allocated to the Shareholders based upon each such Shareholder's percentage record ownership of Dakin Capital Stock at the Effective Date.

3.1.2 Purchase Price Adjustments. The Purchase Price is based upon Dakin's 1999 year-end shareholders' deficit being no more than $300,000. Such year-end deficit shall be determined by generally accepted accounting principles ("GAAP") by Dakin's independent accounting firm to LCNB's sole satisfaction. In the event the 1999 year-end shareholders' deficit is greater than $300,000, the Purchase Price will be adjusted as follows: for every $1.00 over $300,000, such dollar amount over $300,000 shall be divided by 80 to determine the number of shares of LCNB Common Stock to be deducted from the Purchase Price. The number of shares to be deducted shall be a whole number of shares, and in the event it is not a whole number, such number of shares shall be rounded up to the nearest whole number divisable by three.

3.2 Private Placement of Securities. The Shares have not been registered under the Securities Act of 1933 or any applicable state securities laws, but will be issued pursuant to Regulation D promulgated under the Securities Act of 1933. The Shares are subject to the restrictions on transfer contained in this Agreement and certificates representing the Shares shall bear an appropriate legend to the effect that such shares are subject to the terms of this Agreement.

3.3 Exchange of Certificates. After the Effective Date, each holder of a certificate or certificates for shares of Dakin Capital Stock, upon surrender of the same duly transmitted to LCNB's stock transfer agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by LCNB's stock transfer agent), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of LCNB Common Stock into which such holder's shares of Dakin Capital Stock shall have been converted by the Merger. Until so surrendered, each outstanding certificate that prior to the time the Merger becomes effective represented shares of Dakin Capital Stock shall be deemed for all corporate purposes to evidence ownership of the number of full shares of LCNB Common Stock into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of LCNB Common Stock into which Dakin Capital Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing any such shares of Dakin Capital Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by LCNB), and, thereupon, any such dividends and distributions shall be paid, without interest, to the holder entitled thereto, subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DAKIN AND THE SHAREHOLDERS

Dakin and the Shareholders, jointly and severally, represent and warrant to LCNB that the representations and warranties set forth in this Article IV are true and correct as of the date hereof. The parties agree that where reference is made to the Disclosure Schedules herein, the information contained therein shall be for disclosure purposes only and shall not in any way modify or limit the representations and warranties set forth in this Article IV, nor affect the obligations of the Shareholders to indemnify LCNB or the Surviving Corporation therefor.

4.1 Organization and Good Standing; Qualification. Dakin is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Dakin is not duly qualified and licensed to do business in any other jurisdiction. Dakin does not have any assets, employees or offices in any state other than the state of its organization.

4.2 Capitalization. A full and complete description of the Dakin Capital Stock and a full and complete description of the record and beneficial ownership thereof, is set forth in the Disclosure Schedules. Except as set forth in the Disclosure Schedules, all Dakin Capital Stock is owned free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders' agreements. Each outstanding share of Dakin Capital Stock has been legally and validly issued and is fully paid and nonassessable. Fifty-five (55) shares of Dakin Capital Stock are owned by Dakin in treasury. No shares of Dakin Capital Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Dakin's shareholders. Dakin has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Shareholders on any matter.

4.3 Transactions in Capital Stock. Dakin has not acquired any Dakin Capital Stock since January 1, 1999. Except as described in the Disclosure Schedules, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Dakin, and no option, warrant, call, conversion right or commitment of any kind exists which obligates Dakin to issue any of its authorized but unissued capital stock. Dakin has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of Dakin nor the relative ownership of shares among any of its shareholders has been altered or changed in contemplation of the Merger.

4.4 Continuity of Business Enterprise. There has not been any sale, distribution or spin-off of significant assets of Dakin other than in the ordinary course of business within the two years preceding the date of this Agreement.

4.5 Corporate Records. The copies of the Articles of Incorporation and Regulations, and all amendments thereto, of Dakin that have been delivered or made available to LCNB are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Dakin, copies of which have been delivered or made available to LCNB, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of Dakin since its formation.

4.6 Authorization and Validity. The execution, delivery and performance by Dakin of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Dakin. This Agreement has been duly executed and delivered by Dakin and constitutes the legal, valid and binding obligation of Dakin enforceable against Dakin in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Dakin has obtained, in accordance with applicable law and its Articles of Incorporation and Regulations, the approval of its Board of Directors and will obtain prior to the Closing the approval of such shareholders, necessary to the consummation of the transactions contemplated hereby.

4.7 No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Regulations of Dakin, (b) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which Dakin is bound or to which any of the assets of Dakin are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of Dakin or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

4.8 Consents. Except for the filing of the Certificate of Merger with the Secretary of State of Ohio, approvals by the appropriate insurance regulators and those consents set forth in the Disclosure Schedules, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the other agreements contemplated under this Agreement on the part of Dakin.

4.9 Financial Statements. Dakin has furnished to LCNB its tax returns for the past five years, unaudited statements of income for the past two years, and an unaudited interim balance sheet dated as of September 30, 1999 (the "Dakin Balance Sheet" and the date thereof shall be referred to as the "Dakin Balance Sheet Date") (such tax returns, unaudited statements of income and the Dakin Balance Sheet, collectively, the "Financial Statements"), copies of which are included in the Disclosure Schedules. The Financial Statements fairly present the financial condition and results of operations of Dakin as of the dates and for the periods indicated and have been prepared using GAAP, applied on a consistent basis with prior periods, except as otherwise indicated in the Financial Statements.

4.10 Liabilities and Obligations. The Financial Statements reflect all liabilities of Dakin, accrued, contingent or otherwise that would be required to be reflected on a balance sheet, or in the notes thereto, using GAAP, applied on a consistent basis with prior periods, except for liabilities and obligations incurred in the ordinary course of business since the Dakin Balance Sheet Date. Except as set forth in the Financial Statements, Dakin is not obligated in any way to provide funds in connection with any guarantee of, or to assume, any debt, obligation or dividend of any other person, corporation, association, partnership, limited liability company, joint venture, trust or other entity. Dakin does not know of any valid basis for the assertion of any other claims against it or any other liabilities of any nature or for any amount.

4.11 Employee Matters.

4.11.1 Cash Compensation. The Disclosure Schedules contain a complete and accurate list of the names, titles and annual cash compensation as of December 31, 1998, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of Dakin, and the amounts paid to any independent contractor of Dakin, together with a description of the material terms of any such independent contractor's agreement or relationship with Dakin, during the last twelve months. In addition, the Disclosure Schedules contain a complete and accurate description of (i) all increases in Cash Compensation of employees of Dakin during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees and/or independent contractors of Dakin that have not yet been effected.

4.11.2 Compensation Plans. The Disclosure Schedules contain a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by Dakin or to which Dakin contributes on behalf of its employees. The Compensation Plans include, without limitation, all plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Dakin has provided or made available to LCNB a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by Dakin.

4.11.3 Employment Agreements. Except as set forth in the Disclosure Schedules, with copies of such agreements included therein, Dakin is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

4.11.4 Employee Policies and Procedures. The Disclosure Schedules contain a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of Dakin. Dakin has provided or made available to LCNB a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

4.11.5 Unwritten Amendments. No material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

4.11.6 Labor Compliance. Dakin has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours. Dakin is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Dakin has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the actual knowledge of Dakin, threatened against Dakin before any federal, state or local court, board, department, commission or agency (nor does any valid basis therefor exist) or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Dakin (nor does any valid basis therefor exist).

4.11.7 Unions. Dakin has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of Dakin are represented by any union, labor organization or collective bargaining unit. None of the employees of Dakin has threatened to organize or join a union, labor organization or collective bargaining unit.

4.12 Employee Benefit Plans.

4.12.1 Identification. The Disclosure Schedules contain a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored by Dakin or to which Dakin contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof (the "Benefit Plans"). Dakin has provided or made available to LCNB copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Benefit Plans. In addition, Dakin has provided or made available to LCNB a written description of all existing practices engaged in by Dakin that constitute Benefit Plans. Subject to the requirements of the Internal Revenue Code and ERISA, each of the Benefit Plans can be terminated or amended at will by Dakin. No unwritten amendment exists with respect to any Benefit Plan.

4.12.2 Administration. Each Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations. Dakin and the Shareholders have made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program with respect to all applicable Benefit Plans.

4.12.3 Examinations. Dakin has not received any notice that any Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

4.12.4 Prohibited Transactions. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code or Sections 406 and 407 of ERISA) have occurred with respect to any Benefit Plan.

4.12.5 Claims and Litigation. No pending or threatened, claims, suits or other proceedings exist with respect to any Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

4.12.6 Qualification. Dakin has received all required determination letters and rulings from the IRS for each of the Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code and/or tax-exempt within the meaning of Section 501 (a) of the Internal Revenue Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

4.12.7 Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Internal Revenue Code) in which Dakin is a member (a "Controlled Group"). With respect to each Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. Dakin does not sponsor any Benefit Plan described in Section 501(c)(9) of the Internal Revenue Code. None of the Benefit Plans are subject to actuarial assumptions.

4.12.8 Excise Taxes. Neither Dakin nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Benefit Plan under applicable provisions of the Code or ERISA.

4.12.9 Multiemployer Plans. Neither Dakin nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

4.12.10 PBGC. None of the Benefit Plans is subject to the requirements of Title IV of ERISA.

4.12.11 Retirees. Except as set forth in the Disclosure Schedules, Dakin has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Internal Revenue Code and Sections 601 through 608 of ERISA.

4.13 Absence of Certain Changes. Except as set forth on the Disclosure Schedules, since the Dakin Balance Sheet Date, Dakin has not:

(a) suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of Dakin or a Shareholder;

(b) contracted for the purchase of any capital asset having a cost in excess of $10,000 or made any single capital expenditure in excess of $10,000;

(c) incurred any indebtedness for borrowed money (other than short-term borrowing in the ordinary course of business), or issued or sold any debt securities;

(d) incurred or discharged any material liabilities or obligations except in the ordinary course of business;

(e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any claims or any debt in excess of $10,000, or released or waived any rights or claims except in the ordinary course of business;

(f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

(g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

(h) acquired or disposed of any assets having an aggregate value in excess of $10,000, except in the ordinary course of business;

(i) written up or written down the carrying value of any of its assets, other than accounts receivable in the ordinary course of business;

(j) changed the costing system or depreciation methods of accounting for its assets in any material respect;

(k) lost or terminated any employee, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

(l) increased the compensation of any director, officer, key employee or consultant;

(m) increased the compensation of any employee (except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $15,000;

(n) made any payments to or loaned any money to any employee, officer, director or shareholder;

(o) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

(p) taken any actions or made any changes to change its status of being in trust, as that term is customarily used in the insurance agency business.

(q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such capital stock, securities or rights;

(r) entered into any agreement providing for total payments in excess of $10,000 in any 12 month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

(s) entered into, adopted or amended any Employee Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

(t) entered into any other commitment or transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreements or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

4.14 Title; Leased Assets.

4.14.1 Real Property. Dakin does not own any interest (other than leasehold interests described in the Disclosure Schedules) in real property. The leased real property described in the Disclosure Schedules constitutes the only real property used for the conduct of Dakin's business.

4.14.2 Personal Property. Except as set forth in the Disclosure Schedules, Dakin has good, valid and marketable title to all the personal property owned by Dakin, all of which is reflected in the Financial Statements (collectively, the "Personal Property"). The Personal Property and any personal property leased by Dakin constitute the only personal property necessary for the conduct of Dakin's business. On the Effective Date, Dakin's interest in the Personal Property shall be free and clear of all security interests, liens, claims and encumbrances, other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

4.14.3 Leases. The Disclosure Schedules set forth a list and brief description of (i) all leases of real property and (ii) leases of personal property involving rental payments within any 12 month period in excess of $5,000, in either case to which Dakin is a party, either as lessor or lessee. All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.15 Commitments.

4.15.1 Commitments; Defaults. Any of the following to which Dakin is a party or is bound by, or which any of the shares of Dakin Capital Stock are subject to, or which the assets or the business of Dakin are bound by, whether or not in writing, are listed in the Disclosure Schedules (collectively "Commitments"):

(a) any partnership or joint venture agreement;

(b) any guaranty or suretyship, indemnification or contribution agreement or performance bond;

(c) any debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

(d) any contract to purchase real property;

(e) any agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12 month period in excess of $5,000 and which is not terminable on 30 days' notice or without penalty;

(f) any agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an Affiliate of Dakin or any Shareholder;

(g) any agreement for the acquisition of services, supplies, equipment, inventory, fixtures or other property involving more than $5,000 in the aggregate;

(h) any powers of attorney;

(i) any contracts containing noncompetition covenants;

(j) any agreement providing for the purchase from a supplier of all or substantially all of the requirements of Dakin of a particular product or service; or

(k) any other agreement or commitment not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of Dakin.

True, correct and complete copies of all written Commitments, and true, correct and complete written descriptions of all oral Commitments, have heretofore been delivered or made available to LCNB. There are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by Dakin or any other party to a Commitment, and no penalties have been incurred nor are amendments pending with respect to the Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of Dakin and the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or may be made by any party thereto (other than Dakin), nor has Dakin waived any rights thereunder.

4.15.2 No Cancellation or Termination of Commitment. Neither Dakin nor any Shareholder has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and Dakin does not know of any fact that would justify the exercise of such a right; and neither Dakin nor any Shareholder currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any Commitment.

4.16 Insurance. Dakin carries property, liability, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described in the Disclosure Schedules (the "Insurance Policies"). The Insurance Policies are all of the insurance polices relating to the business of Dakin. All of the Insurance Policies are issued by insurers of recognized responsibility, and are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. All Insurance Policies shall be maintained in force without interruption up to and including the Effective Date. True, complete and correct copies of all Insurance Policies have been provided or made available to LCNB. Neither Dakin nor any Shareholder has received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder and no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, or if there are, Dakin has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. The Disclosure Schedules set forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by Dakin during the immediately preceding three-year period.

4.17 Intellectual Property.

(a) The Disclosure Schedules contain a complete and accurate list of all of Dakin's Intellectual Property, as defined herein. Dakin owns all right, title and interest in and to, or holds valid licenses, if any, in and to the Intellectual Property.

(b) Dakin has not, as of and since the date upon which it acquired any of the Intellectual Property, (i) transferred, conveyed, sold, assigned, pledged, mortgaged or granted a security interest in any of the Intellectual Property to any third party, (ii) entered into any license, franchise or other agreement with respect to any of the Intellectual Property with any third person, or (iii) otherwise encumbered any of the Intellectual Property. Dakin has maintained and enforced its rights in the Intellectual Property in accordance with its customary practices in order to safeguard the secrecy of all aspects of the Intellectual Property that are considered to be trade secrets.

(c) The conduct of the business of Dakin as currently conducted does not, to Dakin's knowledge, conflict, misappropriate or infringe in any way with any intellectual property right of any third party that, individually or in the aggregate, is reasonably likely to have a material adverse effect, and there is no claim, suit, action or proceeding pending or, to the knowledge of Dakin, threatened against Dakin (i) alleging that use of the Intellectual Property or any intellectual property licenses conflicts or infringes in any way with any third party's intellectual property rights, or (ii) challenging Dakin's ownership of or right to use or the validity of any Intellectual Property. There are no conflicts, misappropriations, infringements or other violations by any third party of any of the Intellectual Property owned by or licensed by or to Dakin, and to Dakin and the Shareholders' actual knowledge, none are threatened or pending.

(d) Each copyright registration and trademark registration and each application therefor listed in the Disclosure Schedules is valid, subsisting and in proper form, and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. Dakin has taken all of the proper precautions to maintain the secrecy of its Intellectual Property that are considered to be trade secrets, and to protect their trade secrets from disclosure to the full extent required under applicable law. There have been no failures in complying with such requirements and no Copyright or Trademark, each as defined herein, has lapsed and there has been no cancellation or abandonment thereof.

For the purpose of this Agreement, "Intellectual Property" shall be defined as (a) all copyrights, copyright registrations, copyright mask works and copyright applications (the "Copyrights"); and (b) all registered and unregistered trade names, trademarks, service marks, product designations, corporate names, trade dress, logos, slogans, designs and general intangibles of like nature, together with all registrations and recordings and all applications for registration therefor and all translations, adaptations, derivatives and combinations thereof (the "Trademarks").

4.18 Year 2000 Compliance. Dakin has reviewed all computer applications used in the business and operations of Dakin, that could be adversely affected by an inability to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Issue"). To the best of the Shareholders' and Dakin's knowledge, the Year 2000 Issue will not result in any Material Adverse Effect on Dakin. To Dakin and the Shareholders' actual knowledge, no computer applications used by any of Dakin's material suppliers, customers, or vendors which may materially affect the business operations of Dakin have a Year 2000 Issue that will have a Material Adverse Effect on Dakin, or affect its performance of any product of Dakin in any manner which could reasonably be expected to have a Material Adverse Effect on Dakin.

4.19 Taxes.

4.19.1 Filing of Tax Returns. Dakin has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of Dakin for the periods covered thereby. True and correct copies of such Tax Returns for the past five taxable years have heretofore been delivered to LCNB.

4.19.2 Payment of Taxes. Except for such items as Dakin may be disputing in good faith by proceedings in compliance with applicable law, each of which is described in Disclosure Schedules, (i) Dakin has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due and (ii) Dakin is not delinquent in the payment of any tax, assessment or governmental charge.

4.19.3 No Pending Deficiencies, Delinquencies, Assessments or Audits. Dakin has not received any notice that any tax deficiency or delinquency has been asserted against Dakin. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Dakin that could be asserted by any taxing authority. There is no taxing authority audit of Dakin pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. Dakin has not violated any federal, state, local or foreign tax law.

4.19.4 No Extension of Limitation Period. Dakin has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

4.19.5 Withholding Requirements Satisfied. All monies required to be withheld by Dakin and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

4.19.6 Foreign Person. Neither Dakin nor any Shareholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Internal Revenue Code.

4.19.7 Tax Exempt Entity. None of the assets of Dakin and none of the Assets are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Internal Revenue Code.

4.19.8 Collapsible Corporation. Dakin has not at any time consented, and the Shareholders will not permit Dakin to elect, to have the provisions of Section 341(f)(2) of the Internal Revenue Code apply to it.

4.19.9 Parachute Payments. No payment required or contemplated to be made by Dakin will be characterized as an "excess parachute payment" within the meaning of Section 280(b)(1) of the Internal Revenue Code.

4.19.10 S Corporation. Dakin is not an "S" corporation under Section 1362(a) of the Internal Revenue Code.

4.19.11 Personal Service Corporation. Dakin is not a personal service corporation subject to the provisions of Section 269A of the Internal Revenue Code.

4.19.12 Personal Holding Company. Dakin is not or has not been a personal holding company within the meaning of Section 542 of the Internal Revenue Code.

4.20 Compliance with Laws. Dakin has complied with all applicable laws and regulations and has filed with the proper authorities all necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by Dakin of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. Dakin possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of Dakin's business as now conducted, all of which are listed (with expiration dates, if applicable) in the Disclosure Schedules. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 1994, Dakin has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

4.21 Finder's Fee. Dakin has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

4.22 Litigation. There are no legal actions or administrative proceedings or investigations instituted or threatened against Dakin, either affecting or that could affect the outstanding shares of Dakin Capital Stock, any of the assets of Dakin, or the operation, business, condition (financial or otherwise), or results of operations of Dakin which (i) if, successful, could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of Dakin or any Shareholder to effect the transactions contemplated hereby. Neither Dakin nor any Shareholder is (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to Dakin or to its business, assets, operations or employees or (b) in default with respect to any such order, judgment, writ, injunction or decree. Dakin has no knowledge of any valid basis for any such action, proceeding or investigation. All claims made or threatened against Dakin in excess of its deductible are covered under its Insurance Policies.

4.23 Condition of Fixed Assets. All of the structures and equipment reflected in the Financial Statements and used by Dakin in its business are in good condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and neither Dakin nor the Shareholders have actual knowledge of any latent defects therein.

4.24 Banking Relations. Set forth in the Disclosure Schedules is a complete and accurate list of all borrowing and investing arrangements that Dakin has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

4.25 Ownership Interests of Interested Persons; Affiliations. Except as set forth in the Disclosure Schedules, no officer, supervisory employee or director of Dakin, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of Dakin or any organization that has a material contract or arrangement with Dakin.

4.26 Investments in Competitors. Neither Dakin nor any Shareholder owns directly or indirectly any interests or has any investment in any person that is a competitor of Dakin.

4.27 Environmental Matters. Neither Dakin nor any of its Assets are currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Laws.

4.28 Certain Payments. Neither Dakin nor any director, officer or employee of Dakin acting for or on behalf of Dakin, has paid or caused to be paid, directly or indirectly, in connection with the business of Dakin:

(a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

(b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

4.29 No affiliation with NASD Member. None of the Shareholders or officers or directors of Dakin has any affiliation or association with a member of the National Association of Securities Dealers, Inc.

4.30 Full Disclosure. No representation or warranty made by Dakin or the Shareholders in this Agreement or any Schedule or Exhibit hereto and no statement or certificate or memorandum furnished or to be furnished by Dakin or the Shareholders pursuant hereto or in connection with the transactions covered hereby contains or will contain any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, as to himself only, (provided that this limitation shall not limit the representations and warranties of Article IV) represents and warrants to LCNB that the following, only insofar as they relate to an individual Shareholder (referred to in this Article V as "the Shareholder") and not to any other Shareholders, are true and correct as of the date hereof and agrees as follows:

5.1 Validity; Shareholder Capacity. This Agreement, the Shareholder Employment Agreement (as defined in Section 9.2), and each other agreement contemplated hereby or thereby have been or will be as of the Effective Date duly executed and delivered by the Shareholder and constitute or will constitute legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Shareholder has legal capacity to enter into and perform this Agreement and his Shareholder Employment Agreement.

5.2 No Violation. Neither the execution, delivery or performance of this Agreement, the Shareholder Employment Agreement or the other agreements of the Shareholder contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Shareholder is bound or to which any of his shares of Dakin Capital Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his shares of Dakin Capital Stock or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

5.3 Personal Holding Company; Control of Related Businesses. The Shareholder does not own his shares of Dakin Capital Stock, directly or indirectly, beneficially or of record, through a personal holding company. The Shareholder does not control another business that is in the same or similar line of business as Dakin or that has or is engaged in transactions with Dakin except transactions in the ordinary course of business.

5.4 Transfers of Dakin Capital Stock. Set forth in the Disclosure Schedules is a list of all transfers or other transactions involving Dakin Capital Stock since January 1, 1994. All transfers of Dakin Capital Stock by the Shareholder have been made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

5.5 Consents. Except as may be required under the Exchange Act, the Securities Act, the OGBL and state securities laws, or otherwise disclosed pursuant to this Agreement, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Shareholder.

5.6 Certain Payments. The Shareholder has not paid or caused to be paid, directly or indirectly, in connection with the business of Dakin:

(a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

(b) any contribution to any political party or candidate (other than from personal funds not reimbursed by Dakin or as otherwise permitted by applicable law).

5.7 Ownership of Interested Persons; Affiliations. Except as set forth in the Disclosure Schedules, neither the Shareholder nor his spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of Dakin or any organization that has a material contract or arrangement with Dakin.

5.8 Investments in Competitors. The Shareholder does not own directly or indirectly any interests or have any investment in any person that is a competitor of Dakin.

5.9 Disposition of LCNB Shares. The Shareholder does not presently intend to dispose of any shares of LCNB Common Stock received as Merger Consideration and is not a party to any plan, arrangement or agreement for the disposition of such shares of LCNB Common Stock, except this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF LCNB

LCNB represents and warrants to Dakin and to the Shareholders and their heirs, successors and assigns, that, except as may be set forth in the LCNB Disclosure Schedules, the following are true and correct as of the date hereof:

6.1 Organization and Good Standing. LCNB and the Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Ohio, respectively, and each are duly authorized to carry on the business presently conducted by it.

6.2 Capitalization. LCNB's authorized capital stock consists of 4 million shares of common stock, no par value, of which approximately 1,760,000 shares were issued and outstanding as of the close of business on the last business day prior to the date of this Agreement, all of which were fully paid and nonassessable.

6.3 Corporate Power and Authorization. The Board of Directors of LCNB, by resolution adopted by a vote of the directors at a meeting duly called and held in accordance with applicable law, has duly approved this Agreement, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of LCNB. LCNB has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will be duly authorized and will constitute a valid and binding obligation of LCNB, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights, and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals. LCNB as the sole shareholder of Subsidiary, shall cause Subsidiary to meet all of its obligations as set forth in this Agreement.

6.4 No Violation. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, (i) conflicts with, results in a breach of, violates or constitutes a material default under LCNB's Articles of Incorporation or Regulations or any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which LCNB or any of its property is subject or bound; (ii) results in the creation of or gives any person the right to create any lien, charge, encumbrance, security agreement or any other rights of others or other adverse interest upon any material right, property or asset belonging to LCNB; (iii) terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which LCNB is a party or by which LCNB's rights, properties or assets are subject or bound; or (iv) accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, LCNB is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments.

6.5 Shares to be Issued. The Shares of LCNB Common Stock to be issued and delivered pursuant to this Agreement will, when so issued, be duly and validly issued, fully paid and nonassessable.

6.6 SEC Filings. LCNB has delivered to Dakin true and complete copies of its (i) Proxy Statement/Prospectus, as filed with the Securities and Exchange Commission ("SEC"), relating to the May 18, 1999 special shareholders meeting whereby LCNB shareholders adopted the reorganization of LCNB into a bank holding company structure and LCNB became an SEC reporting company under the Exchange Act; and (ii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by LCNB with the SEC since June 30, 1999 (collectively, the "SEC Filings").

6.7 Current Plans or Intentions. To the knowledge of LCNB neither LCNB nor any of its subsidiaries, affiliates or shareholders has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and LCNB does not have any current plan or intention to take any action that will preclude such qualification.

6.8 Governmental Authorities; Consents. Except for the filing of the Certificate of Merger with the Secretary of State of Ohio and approvals by the appropriate bank and insurance regulators, LCNB is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement, the Certificate of Merger or the consummation of the transactions contemplated hereby or thereby. No approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Agreement of Merger and Plan of Reorganization by the shareholders of Dakin and Surviving Corporation) is required to be obtained by LCNB or the Surviving Corporation in connection with their execution, delivery and performance of this Agreement, the Certificate of Merger or the transactions contemplated hereby or thereby.

6.9 Disclosure. No representation or warranty made by LCNB in this Agreement or exhibit hereto and no statement or certificate or memorandum furnished or to be furnished by LCNB pursuant hereto or in connection with the transactions covered hereby contains or will contain any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading.

ARTICLE VII

COVENANTS OF DAKIN AND THE SHAREHOLDERS

Dakin and the Shareholders, jointly and severally, agree that between the date hereof and the Effective Date (with respect to Dakin's covenants, the Shareholders agree to use their best efforts to cause Dakin to perform):

7.1 Consummation of Agreement. Dakin and the Shareholders shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require Dakin or a Shareholder to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

7.2 Business Operations. Dakin shall operate its business in the ordinary course. Dakin and the Shareholders shall use their best efforts to preserve the business of Dakin intact. Neither Dakin nor any Shareholder shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect. Dakin shall use its best efforts to preserve intact its relationships with customers, suppliers, employees and others having significant business relations with it, unless doing so would impair its goodwill or result, individually or in the aggregate, in a Material Adverse Effect. Dakin shall collect its receivables and pay its trade payables in the ordinary course of business consistent with past practice.

7.3 Access. Dakin and the Shareholders shall, at reasonable times during normal business hours and on reasonable notice, permit LCNB and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of Dakin, including its employees, customers and suppliers, and permit LCNB and its authorized representatives to inspect and, at LCNB's sole cost and expense, make copies of all documents, records and information with respect to the affairs of Dakin as LCNB and its representatives may request, all for the purpose of permitting LCNB to conduct a customary due diligence investigation on, and otherwise become familiar with, the business and assets and liabilities of LCNB.

7.4 Notification of Certain Matters. Dakin and the Shareholders shall promptly inform LCNB in writing of (a) any notice of or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Dakin or any Shareholder subsequent to the date of this Agreement and prior to the Effective Date under any Commitment material to Dakin's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in Dakin's condition (financial or otherwise), operations, assets, liabilities or business.

7.5 Amendment of Schedules. Dakin shall have the continuing obligation until the Effective Date to supplement or amend promptly in the Disclosure Schedules with respect to any matter that would have been or would be required to be set forth or described in the Disclosure Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that, no amendment or supplement to a schedule that constitutes or reflects a material adverse change to Dakin may be made unless LCNB consents to such amendment or supplement. For all purposes of this Agreement, the Disclosure Schedules hereto shall be deemed to be the Disclosure Schedules as amended or supplemented pursuant hereto. In the event that Dakin seeks to amend or supplement a Dakin Disclosure Schedule pursuant hereto and LCNB does not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 17.1.1 hereof.

7.6 Approvals of Third Parties. Dakin and the Shareholders shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including, without limitation, all necessary approvals and consents required under any real property and personal property leases.

7.7 Employee Matters. Dakin shall not, without the prior written approval of LCNB, except as required by law:

(a) increase the Cash Compensation of any Shareholder or other employee of Dakin (other than in the ordinary course of business and consistent with past practice);

(b) adopt, amend or terminate any Compensation Plan;

(c) adopt, amend or terminate any Employment Agreement;

(d) adopt, amend or terminate any Employee Policies and Procedures;

(e) adopt, amend or terminate any Employee Benefit Plan;

(f) take any action that could deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

(g) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

(h) fail to file any return or report with respect to any Employee Benefit Plan;

(i) institute, settle or dismiss any employment litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

(j) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

(k) take or fail to take any action with respect to any past or present employee of Dakin that would, individually or in the aggregate, result in a Material Adverse Effect.

7.8 Contracts. Except with LCNB's prior written consent, Dakin shall not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale in excess of $10,000, nor will it waive any material right or cancel any material contract, debt or claim in excess of $10,000.

7.9 Capital Assets; Payments of Liabilities. Dakin shall not, without the prior written approval of LCNB, (a) acquire or dispose of any capital asset having a fair market value of $10,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Dakin Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

7.10 Mortgages, Liens and Guaranties. Dakin shall not, without the prior written approval of LCNB, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

7.11 Acquisition Proposals. Dakin and the Shareholders agree that from and after the date of this Agreement until the earliest to occur: (a) the Effective Date or (b) termination of this Agreement as provided in Article XVII herein; no Shareholder nor Dakin, nor any of its officers and directors shall, and the Shareholders and Dakin shall direct and use their best efforts to cause Dakin's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Dakin (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that the Shareholders and Dakin will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (c) that the Shareholders and Dakin will notify LCNB immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Dakin or the Shareholders.

7.12 Distributions and Repurchases. No distribution, payment or dividend of any kind will be declared or paid by Dakin on or in connection with Dakin Capital Stock, nor will any repurchase of Dakin Capital Stock be approved or effected.

7.13 Requirements to Effect the Merger. Dakin and the Shareholders shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

7.14 Shareholder Approval. Dakin shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger.

ARTICLE VIII

COVENANTS OF LCNB

LCNB agrees that between the date hereof and the Closing:

8.1 Consummation of Agreement. LCNB shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Merger; provided, however, that this covenant shall not require LCNB to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

8.2 Requirements to Effect Merger. LCNB will use its best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials all necessary documents in form approved by counsel for the parties to this Agreement.

8.3 Notification of Certain Matters. LCNB shall promptly inform Dakin and the Shareholders in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by LCNB subsequent to the date of this Agreement and prior to the Effective Date under any commitment or agreement of LCNB material to LCNB's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in LCNB's condition (financial or otherwise), operations, assets, liabilities or business.

8.4 Approvals of Third Parties. LCNB shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of state and federal bank regulators, state insurance regulators and third parties to the consummation of the transactions contemplated hereby.

ARTICLE IX

COVENANTS OF ALL PARTIES

LCNB, Dakin and the Shareholders agree as follows:

9.1 Blue Sky; Securities Filings; Other Action. LCNB shall obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Dakin and the Shareholders shall furnish all information concerning Dakin and the Shareholders as may be reasonably requested in connection with any such action. LCNB and Dakin shall use reasonable efforts to meet the requirements of Regulation D promulgated under the Securities Act of 1933 in order to accomplish the issuance of shares of LCNB Common Stock to the Shareholders in the Merger.

9.2 Employment Agreements. At or immediately prior to Closing, each of the Shareholders shall terminate any existing employment agreement with Dakin by mutual consent without any further liability or obligation on the part of Dakin therefor, and shall enter into an employment agreement in the forms appended hereto as Exhibit 9.2 with LCNB (the "Employment Agreements"). At or immediately prior to Closing, Don Beckett's employment agreement shall be terminated by his retirement from Dakin, and Dakin and Don Beckett shall enter into a consulting agreement, to LCNB's satisfaction, which shall incorporate similar economic provisions, compensation terms and noncompetition terms as were provided in the terminated employment agreement.

9.3 Option Agreement. At the Closing, LCNB and the Shareholders shall execute an Option Agreement in the form appended hereto as Exhibit 9.3 providing for an option to the Shareholders to purchase the Surviving Company in the event LCNB determines to terminate its involvement in the insurance agency business, it will offer the Shareholders the right to repurchase the business pursuant to the terms contained in the Option Agreement

9.4 Tax Treatment. Dakin and LCNB shall use reasonable efforts to cause the merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, (a) as a "reorganization" pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code that would be tax free to the shareholders of Dakin and (b) as a pooling of interests for accounting purposes.

ARTICLE X

CONDITIONS PRECEDENT OF LCNB

Except as may be waived in writing by LCNB, the obligations of LCNB hereunder are subject to the fulfillment at or prior to the Effective Date of each of the following conditions:

10.1 Representations and Warranties. The representations and warranties of Dakin and the Shareholders contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Effective Date.

10.2 Covenants. Dakin and the Shareholders shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by Dakin or the Shareholders prior to the Effective Date.

10.3 Legal Opinions. Counsel to Dakin and the Shareholders shall have delivered to LCNB an opinion, dated as of the Effective Date, in form and substance reasonably satisfactory to LCNB, to the effect set forth in Exhibit 10.3. Counsel to LCNB shall have delivered to LCNB a tax opinion dated as of the Effective Date in form and substance reasonably satisfactory to LCNB.

10.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

10.5 No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Dakin shall have occurred since the Dakin Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of Dakin or the Shareholders.

10.6 Securities Approvals. At or prior to the Effective Date, LCNB shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby.

10.7 Completion of Due Diligence. LCNB shall have had the opportunity to conduct, and shall have completed, a customary due diligence review of all books, records, properties, and personnel of Dakin and any other information provided pursuant to Section 7.3, and shall have determined that there exist no facts or circumstances as of the Effective Date which would have or result in a Material Adverse Effect.

10.8 Government Approvals and Required Consents. Dakin and the Shareholders shall have obtained all necessary government and other third party approvals and consents.

10.9 Accounting Assurances. LCNB shall have received from its independent accountants a certificate to the effect that the Merger may be accounted for as a pooling of interests.

10.10 Closing Deliveries. LCNB shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to LCNB, referred to in Section 12.2.

10.11 Key Customer Contracts. Those contracts identified by LCNB as material to LCNB's intended conduct of Dakin's business after the Effective Date shall remain in full force and effect as of the Effective Date, and LCNB shall be reasonably satisfied that the prospects thereunder after the Effective Date are at least equal to the prospects anticipated by management of Dakin. Dakin shall have received (i) written affirmation from each of Cincinnati Insurance Company, Cincinnati Casualty Company, Cincinnati Indemnity Company, Progressive Insurance, Heritage Mutual Insurance Company, Indiana Insurance and Westfield Companies (the "Insurance Companies") that Dakin's contract with each of the Insurance Companies shall remain in full force and effect upon consummation of the Merger and that each of the Insurance Companies anticipates continuing to perform under such contract consistent with past practice thereafter.

ARTICLE XI

CONDITIONS PRECEDENT OF DAKIN AND THE SHAREHOLDERS

Except as may be waived in writing by Dakin and the Shareholders, the obligations of Dakin and the Shareholders hereunder are subject to fulfillment at or prior to the Effective Date of each of the following conditions:

11.1 Representations and Warranties. The representations and warranties of LCNB contained herein shall be true and correct in all respects when initially made and shall be true and correct in all respects as of the Effective Date.

11.2 Covenants. LCNB shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Effective Date.

11.3 Legal Opinion. Counsel to LCNB shall have delivered to Dakin and the Shareholders an opinion dated as of the Effective Date, in form and substance reasonably satisfactory to Dakin and the Shareholders, to the effect set forth in Exhibit 11.3

11.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

11.5 Government Approvals and Required Consents. LCNB shall have obtained all necessary government bank regulatory, insurance regulatory and other third party approvals and consents.

11.6 Closing Deliveries. Dakin shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Dakin, referred to in Section 12.3.

ARTICLE XII

CLOSING DELIVERIES

12.1 Time of the Closing. The date of the closing for the transactions contemplated hereby (the "Closing") on or before June 30, 2000. The Closing shall take place at the offices of LCNB, 2 North Broadway, Lebanon, Ohio 45036.

12.2 Deliveries of Dakin and the Shareholders. At or prior to the Effective Date, Dakin and the Shareholders shall deliver to LCNB the following, all of which shall be in a form satisfactory to LCNB and its counsel:

(a) a certificate of the President of Dakin, and the Shareholders, dated the Effective Date, as to the truth and correctness of the representations and warranties of Dakin and the Shareholders contained herein on and as of the Effective Date;

(b) a certificate of the President of Dakin, and the Shareholders, dated the Effective Date, (i) as to the performance of and compliance in all material respects by Dakin and the Shareholders with all covenants contained herein on and as of the Effective Date, and (ii) certifying that all conditions precedent of Dakin and the Shareholders to the Closing have been satisfied;

(c) Dakin's minute books, stock transfer records, corporate seal and other materials related to Dakin's corporate administration;

(d) a copy of the Articles of Incorporation of Dakin as amended to date, certified by the Secretary of State of Ohio, and a Certificate of Good Standing of Dakin from the Secretaries of State of Ohio and the Ohio Department of Insurance and, if any, each jurisdiction in which Dakin is qualified evidencing the good standing of Dakin in such jurisdiction;

(e) a copy of each of (i) the text of the resolutions adopted by the board of directors of Dakin authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger, (ii) the text of the resolutions adopted by the shareholders of Dakin authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by this Agreement and the Certificate of Merger, and (iii) the Regulations of Dakin; along with certificates executed on behalf of Dakin by its corporate secretary certifying to LCNB that such copies are true, correct and complete copies of such resolutions and Regulations, respectively, and that such resolutions and Regulations were duly adopted and have not been amended or rescinded; and

(f) incumbency certificates executed on behalf of Dakin by its corporate secretary certifying the signature and office of each officer executing this Agreement, closing documents and the Certificate of Merger;

(g) an opinion of counsel to Dakin and the Shareholders, dated as of the Effective Date, pursuant to Section 10.3;

(h) all necessary authorizations, consents, approvals, permits and licenses;

(i) executed Employment Agreements between LCNB and each of the Shareholders in substantially the form attached hereto as Exhibit 9.2, evidence of Don Beckett's retirement and termination of his employment agreement and, in accordance with Section 9.2 hereof, an executed consulting agreement with Don Beckett;

(j) executed Certificate of Merger necessary to effect the Merger;

(k) a nonforeign person affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Internal Revenue Code, of each Shareholder, signed under a penalty of perjury and dated as of the Effective Date, to the effect that each Shareholder is a United States citizen or a resident alien (and thus not a foreign person) and providing each such Shareholder's United States taxpayer identification and/or social security number;

(l) written definitive invoices from any and all third parties providing any professional services, including legal, accounting or advisory services, for any and all fees incurred by Dakin in connection therewith;

(m) Shareholder Certificates; and

(n) such other instrument or instruments of transfer prepared by LCNB as shall be necessary or appropriate, as LCNB or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

12.3 Deliveries of LCNB. At or prior to the Effective Date, LCNB shall deliver to Dakin and the Shareholders the following, all of which shall be in a form satisfactory to Dakin and the Shareholders and their counsel;

(a) a certificate of an officer of LCNB dated the Effective Date as to the truth and correctness of the representations and warranties of LCNB contained herein on and as of the Effective Date;

(b) a certificate of an officer of LCNB dated the Effective Date, (i) as to the performance and compliance by LCNB with all covenants contained herein on and as of the Effective Date and (ii) certifying that all conditions precedent of LCNB to the Closing have been satisfied;

(c) a copy of the Articles of Incorporation of LCNB and Subsidiary as amended to date, certified by the Secretary of the State of Ohio, and a Certificate of Good Standing of LCNB and Subsidiary from the Secretary of the State of Ohio, evidencing the good standing of LCNB and Subsidiary;

(d) a copy of each of (i) the text of the resolutions adopted by the boards of directors of LCNB and Subsidiary authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by this Agreement and the Certificate of Merger, (ii) the text of the resolutions adopted by the sole shareholder of Subsidiary authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by this Agreement and the Certificate of Merger, and (iii) the codes of regulations of LCNB and Subsidiary respectively; along with certificates executed on behalf of LCNB and Subsidiary by their respective corporate secretaries certifying to Dakin that such copies are true, correct and complete copies of such resolutions and codes of regulations of LCNB and Subsidiary respectively were duly adopted and have not been amended or rescinded; and

(e) incumbency certificates executed on behalf of LCNB and Subsidiary by their respective corporate secretaries certifying the signature and office of each officer executing this Agreement, closing documents and/or the Certificate of Merger;

(f) executed Option Agreement among LCNB and the Shareholders substantially in the form attached as Exhibit 9.3;

(g) an opinion of counsel to LCNB dated as of the Effective Date pursuant to Section 11.3;

(h) executed Certificate of Merger necessary to effect the Merger;

(i) all necessary orders evidencing receipt of regulatory approvals and the expiration of all waiting periods;

(j) the Shares of LCNB Common Stock to be issued to each shareholder of Dakin;

(k) such other instrument or instruments of transfer, prepared by Dakin or the Shareholders as shall be necessary or appropriate, as Dakin, the Shareholders or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

ARTICLE XIII

POST CLOSING MATTERS

13.1 Further Instruments of Transfer. Following the Closing, at the request of LCNB and at LCNB's sole cost and expense, the Shareholders and Dakin shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

13.2 Merger Tax Covenants.

(a) The parties intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code in which Dakin will not recognize gain or loss (a "Reorganization").

(b) Both prior to and after the Effective Date, all books and records shall be maintained, and all Tax Returns and schedules thereto shall be filed in a manner consistent with the Merger being treated as a Reorganization. These obligations are excused as to a party required to maintain the books or file a Tax Return if such party has provided to the other parties a written opinion of competent tax counsel to the effect that there is not substantial authority, within the meaning of Section 6662(d)(2)(B)(i) of the Internal Revenue Code, to report the Merger as a Reorganization and such opinion either is furnished prior to the Effective Date or is based on facts or events not known at the Effective Date. Each party shall provide to each other party such tax information, reports, returns, or schedules as may be reasonably required to assist such party in accounting for and reporting the Merger as a Reorganization.

13.3 Employee Matters

(a) Subject to the following agreements, after the Effective Date LCNB shall have the right to continue, amend or terminate any or all of the Benefit Plans (as defined in Section 4.12.1) in accordance with the terms thereof and subject to any limitation arising under applicable law. Until LCNB shall take such action, however, such Benefit Plans shall continue in force for the benefit of present and former employees of Dakin who have any present or future entitlement to benefits under any of the Benefit Plans (the "Dakin Employees").

(b) LCNB will honor the obligations of Dakin with respect to vested rights under Benefit Plans and agreements of Dakin relating to Dakin Employees in accordance with the terms of such vested rights and subject to the provisions of Section 4.12.1.

(c) In the event LCNB terminates the Benefit Plans, all employees of Dakin shall be treated as new employees for the purposes of eligibility to participate, eligibility for benefits, calculation of benefits and vesting under the Surviving Corporation's or LCNB's existing or future employee benefit plans, programs or arrangements under which the right to or the amount of benefits is based on service of such employees; provided, however, such employees of Dakin will be permitted to join LCNB's benefit plans at the first possible open period after the termination of the Benefit Plans without regard to the expiration of any applicable waiting periods for eligibility set forth in LCNB's benefit plans.

(d) This Section 13.3 is an agreement solely between Dakin and LCNB. Nothing in this Section 13.3, whether express or implied, confers upon any employee of Dakin or LCNB or any other person, any rights or remedies, including, but not limited to: (i) any right to employment or recall, (ii) any right to continued employment for any specified period, or (iii) any right to claim any particular compensation, benefit or aggregate of benefits, of any kind or nature whatsoever, as a result of this Section 13.3.

13.4 Stock Option Plan. Following the Effective Date, should LCNB institute a stock option plan for the benefit of certain employees of LCNB or its affiliates, LCNB shall agree to include the Shareholders in accordance with any such plan.

13.5 Surviving Company Board of Directors. As of the Effective Date, the Board of Directors of the Surviving Company shall consist of nine members. Four of the members of the board shall be chosen by LCNB, four of the members shall be chosen by the Shareholders and one member shall be chosen and agreed upon by the other eight board members.

13.6 LCNB Board of Directors. As soon as legally possible following the Effective Date, LCNB shall take all actions necessary to place one of the Shareholders on the LCNB Board of Directors. Going forward, LCNB shall use its best efforts to maintain one board seat for the Shareholders.

13.7 Chief Executive Officer of Surviving Company. As of the Effective Date, LCNB and the Surviving Company intend for David S. Beckett to hold the position of Chief Executive Officer of the Surviving Company for the period of his employment agreement with the Surviving Company.

ARTICLE XIV

EFFECTIVE DATE OF MERGER

14.1 After adoption and approval of this Agreement by the Shareholders in accordance with the requirements of applicable law, and upon satisfaction of each of the conditions set forth in Articles X and XI (unless waived in accordance with this Agreement) and in the absence of any facts that would give any party hereto a right to terminate this Agreement (which right has not been waived), and at such time as shall be agreed upon in writing by Dakin, LCNB and the Subsidiary (if no such agreement has been reached, then on the day of the meeting of Shareholders at which this Agreement is approved), the Certificate of Merger shall be submitted for filing with the Secretary of State of Ohio. The date of the later of such filings, or at such other date as the parties may agree upon in writing pursuant to applicable law, is referred to in this Agreement as the "Effective Date."

ARTICLE XV

INDEMNIFICATION

15.1 Indemnification Obligation of Dakin. In the event LCNB and/or the Surviving Corporation incurs any expenses, losses, damages, deficiencies or costs resulting from any misrepresentation or breach by Dakin of any representation, warranty or covenant made by Dakin in this Agreement, the Shareholders shall indemnify and hold LCNB and/or the Surviving Corporation harmless against such expenses, losses, damages, deficiencies, and/or costs, subject to the limitations set forth in Section 15.3.

15.2 Procedure for Indemnification. In connection with any claim for indemnification by LCNB or the Surviving Corporation hereunder, the procedure set forth below shall be followed:

(a) LCNB or the Surviving Corporation shall give to the Representative (as such term is defined below) prompt written notice of any claim, suit, judgment or matter for which indemnity may be sought after LCNB or the Surviving Corporation receives written notice thereof. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the Representative receives written notice of that claim until the final resolution of such claim. If, in the good faith opinion of LCNB or the Surviving Corporation, a specific occurrence may reasonably give rise to a claim in the future, LCNB or the Surviving Corporation may give notice thereof to the Representative and such notice shall be sufficient and the right to make a claim for indemnification arising thereunder shall, for a period of one year from the date of such notice, survive any prior termination of the indemnification period hereunder until the final resolution of such claim.

(b) The Representative shall have the right to adjust or settle any claim, suit or judgment coming within the scope of this indemnity obligation and shall have the right to control any litigation related thereto. Either party hereto desiring to participate in the handling of any such claim, suit or judgment being handled by the other party shall have the right, at its expense and with its counsel, to join with the other party and participate fully in the defense of any such claim or interest.

(c) LCNB, the Surviving Corporation and the Representative shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

(d) LCNB and Dakin hereby mutually appoint David Beckett to act as the representative of the Shareholders for purposes of this Article (the "Representative").

15.3 Limitations on Indemnification. Notwithstanding the provisions of this Article XV, (a) no claim for indemnification may be made by LCNB unless and until the amount to which LCNB is entitled with respect to any individual claim equals or exceeds $10,000, whereupon LCNB shall be entitled to indemnification only to the extent such claim exceeds $10,000, and (b) no holder of Dakin Capital Stock shall be obligated to indemnify LCNB or the Surviving Corporation for any amount in excess of the aggregate value he receives in the Merger.

15.4 Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

15.5 Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

15.6 Payment of Indemnification Obligation. In the event that the Shareholders have an indemnification obligation to LCNB hereunder, LCNB, in its sole discretion, may satisfy such obligation by redeeming and transferring to LCNB such number of the Shares, valued at a weighted average of the prices of LCNB Common Stock for the 90-day period prior to the day the shares are redeemed, equal to the indemnification obligation.

ARTICLE XVI

PUBLICITY

All notices to third parties and all other parties concerning the transactions contemplated by this Agreement shall be as directed by LCNB. Dakin shall not cause or authorize any notice or publicity without prior written approval by LCNB.

ARTICLE XVII

TERMINATION

17.1 Termination. This Agreement may be terminated and the Merger may be abandoned:

17.1.1 at any time prior to the Effective Date by mutual agreement of all parties;

17.1.2 at any time prior to the Effective Date by LCNB if any representation or warranty of Dakin or the Shareholders contained in this Agreement or in any certificate or other document executed and delivered by Dakin or the Shareholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if Dakin or the Shareholders fail to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof;

17.1.3 at any time prior to the Effective Date by Dakin if any representation or warranty of LCNB contained in this Agreement or in any certificate or other document executed and delivered by LCNB pursuant to this Agreement is or becomes untrue or breached in any material respect or if LCNB fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof;

17.1.4 by LCNB or Dakin if the Merger shall not have been consummated by June 30, 2000.

17.2 Effect of Termination. In the event this Agreement is terminated pursuant to Sections 17.1.2, 17.1.3 and 17.1.4 above, any party not then in material breach of this Agreement shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under Sections 17.1.1 above, the parties hereto shall stand fully released and discharged of any and all obligations under this Agreement.

ARTICLE XVIII

NONDISCLOSURE OF CONFIDENTIAL INFORMATION

18.1 Nondisclosure. The parties hereto recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain Confidential Information of one or more other parties that is valuable, special and unique assets of such other party's or their respective businesses. The Shareholders, Dakin, and LCNB agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to their respective authorized representatives, counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions hereof, unless (i) such information becomes available to or known by the public generally through no fault of the party holding such Confidential Information of another party, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant hereto the party holding such Confidential Information shall, if possible, give prior written notice thereof to the other party and provide such other party with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the Merger or otherwise, or (v) LCNB determines in its good faith judgment that such disclosure is required by federal securities laws or the rules of the National Association of Securities Dealers. In the event of a breach or threatened breach by any party of the provisions of this Section, the party with respect to which such Confidential Information relates shall be entitled to an injunction restraining such other party from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

18.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may each be enforced against them by injunctions and restraining orders.

18.3 Survival. The obligations of the parties under this Article XVIII shall survive the termination of this Agreement.

ARTICLE XIX

FEDERAL SECURITIES LAW

RESTRICTIONS ON LCNB COMMON STOCK

19.1 Investment Representation. Each Shareholder acknowledges that the Shares of LCNB Common Stock to be delivered to such Shareholder pursuant to this Agreement have not been and will not be registered under the Securities Act and may not be resold without compliance with the Securities Act. The LCNB Common Stock to be acquired by such Shareholder pursuant to this Agreement is being acquired solely for his own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

19.2 Compliance with Law. Each Shareholder covenants, warrants and represents that none of the Shares of LCNB Common Stock issued to such Shareholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of LCNB Common Stock shall bear a legend having substantially the same effect as the following legend:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 or any other applicable state securities laws (collectively, the "Securities Laws"). Such shares may not be offered, sold, transferred or pledged, with or without consideration, in the absence of registration under the Securities Laws or submission to the Corporation of a favorable opinion of counsel satisfactory to the Corporation or of such other evidence as may be satisfactory to the Corporation to the effect that an exemption from registration under the Securities Laws is available.

In addition, certificates evidencing shares of LCNB Common Stock shall bear any legend required by the securities or blue sky laws of any state where the Shareholder resides.

19.3 Economic Risk; Sophistication. Each Shareholder is able to bear the economic risk of an investment in LCNB Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect his, her or its own interests in connection with the acquisition of the LCNB Common Stock. Each Shareholder or its purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of LCNB concerning any and all matters relating to the transactions described in the Exchange Act documents filed by LCNB and the proxy statement/prospectus described in Section 6.6 hereof, including, without limitation, the background and experience of the officers and directors of LCNB, the plans for the operations of the business of LCNB, and any plans for additional acquisitions and the like. Each Shareholder or its purchaser representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

19.4 Accredited Investor Status. Each Shareholder has delivered a certificate in substantially the form attached hereto as Exhibit 19.4 indicating whether he qualifies as an "accredited investor" as defined in Rule 501(e)(2) of Regulation D promulgated under the Securities Act.

ARTICLE XX

MISCELLANEOUS

20.1 Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

20.2 Consents. Where any consent or waiver of LCNB or the Surviving Corporation is required or requested hereunder, Stephen P. Wilson, President of LCNB, shall be the authorized person to provide any such consent or waiver. Where any consent or waiver of Dakin or the Shareholders is required or requested hereunder, the Representative shall be the authorized person to provide any such consent or waiver. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

20.3 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by LCNB or the Subsidiary to a wholly owned subsidiary of LCNB; provided that any such assignment shall not relieve LCNB or the Surviving Corporation of its obligations hereunder.

20.4 Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

20.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20.6 Survival of Representations, Warranties and Covenants. The statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Dakin, the Shareholders or LCNB pursuant to this Agreement shall be deemed to have been representations and warranties by Dakin, the Shareholders, or LCNB, as applicable. The representations, warranties and covenants of Dakin and the Shareholders herein shall survive until the fifth anniversary of the Effective Date except that (a) the representations and warranties set forth in Sections 4.1 through 4.8, Sections 4.14, 4.17, 4.20, 4.22, 4.24, 4.26, 4.27, 4.30, 4.31 and Article V shall survive forever, and (b) the representations and warranties contained in Sections 4.12, 4.19 and 4.28 shall survive until the expiration of any applicable limitations with respect thereto.

20.7 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of Ohio.

20.8 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

20.9 Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

If to LCNB or the

Surviving Corporation:

LCNB Corp.

2 North Broadway

Lebanon, Ohio 45036

Fax No.: (513) 933-5262

Attn.: Stephen P. Wilson, President

with a copy to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202

Fax No.: (513) 977-8141

Attn: Susan B. Zaunbrecher, Esq.

If to Dakin

or the Shareholders:

Dakin Insurance Agency, Inc.

24 East Mulberry Street

Lebanon, Ohio 45036-0089

Fax No.:

Attn: Vincent B. Fullan, President

with a copy to:

Konrad Kircher, Esq.

8805 Governor's Hill Drive, Suite 163

Cincinnati, Ohio 45249

Fax No.: (513) 697-0079

20.10 Choice of Forum. Each of the parties hereto shall be subject to the in personam jurisdiction of any state or federal court located in Warren County, State of Ohio.

20.11 No Waiver; Remedies. No party hereto shall by any act (except by written instrument pursuant to Section 20.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

20.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

20.13 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) incurred in connection with the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

DAKIN INSURANCE AGENCY, INC.	LCNB CORP.
By:	By:
Its:	Its:
SHAREHOLDERS:	DAKIN ACQUISITION CORPORATION
By:
Vincent B. Fullan
Its:
David S. Beckett

Philip R. Hines

Exhibit 9.2

FORM OF

DAKIN INSURANCE AGENCY, INC.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made this _____ day of ___________, 2000, by and between Dakin Insurance Agency, Inc., an Ohio corporation (the "Company") and ________________________, an individual residing at _________[address]_______________, Ohio ("Employee").

W I T N E S S E T H:

WHEREAS, the Company desires to utilize the services of Employee and employ Employee and Employee desires to provide the services to the Company and be employed by the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and promises contained herein, the Company and Employee agree as follows:

1. Title and Duties. The Company hereby employs Employee and Employee hereby accepts employment, as ________________ of Company. In such capacity, Employee shall have such duties and responsibilities as defined in Exhibit A and as may be reasonably determined and assigned to Employee from time to time by the Company's President or Board of Directors. Employee will devote Employee's entire work day and his ability and attention to the business of the Company or its affiliates during the term of the Agreement. Employee shall be based at the principal offices of the Company in Waynesville, Ohio.

2. Compensation. While employed under this Employment Agreement, Employee shall receive compensation for Employee's services and employee benefits according to Exhibit B, Compensation and Employee Benefits Schedule, attached hereto and incorporated herein.

3. Licensure. Employee and Company shall each maintain, throughout the term of the Agreement, any and all licenses and permits required by federal, state and local authorities, administrative or regulatory agencies necessary to the proper and lawful exercise of their duties hereunder or incident to conducting the Company's business. Neither party shall take any action or fail to take any action, which would jeopardize Employee's licensure or the licensure of the Company.

4. Term and Termination of Employment

a. Term. The term of this Agreement is five years beginning on the date hereof (the "Original Term"), unless terminated prior to the expiration of such period pursuant to the provisions of Section 4(b). The terms of this Agreement shall automatically renew for additional one year terms unless either party hereto gives notice of termination to the other party at least 90 days prior to the end of the Original Term or any renewal term.

b. Termination. This Employment Agreement shall be terminated in its entirety if:

(1) The Company terminates Employee's employment for cause. Termination for "cause" for purposes of this Agreement, includes without limitation, Company's reasonable determination that Employee has engaged in

(i) insubordination;

(ii) disloyalty;

(iii) dishonesty;

(iv) any activity or conduct that is injurious to the Company or the reputation of the Company;

(v) any activity which leads to the arrest or conviction (including a plea of nolo contendere) of Employee for any felony or for any crime involving an act of moral turpitude, fraud or misrepresentation.

(vi) unacceptable work performance; or

(vii) other misconduct, as defined by the Company, including the failure to perform any and all duties and assignments.

If Employee is terminated for cause pursuant to (i) - (v) above, the Company may do so without prior notice to Employee. If Employee is to be terminated for cause pursuant to (vi) - (vii) above, the Company shall provide Employee with written notice of such reasons for termination, and, in the event such items are not cured to the Company's satisfaction within 120 days of such notice, Employee shall be terminated; or

(2) Employee dies.

c. Disability. Where an Employee does not actively work and perform services for the Company for a period in excess of twenty-six (26) continuous weeks and the Company's long-term disability insurance covering Employee has expired, Employee shall be deemed terminated by the Company. Upon disability, Employee's employment continues only to the extent necessary for coverage under the Company's long-term disability plan.

d. Return of Company Property. Upon the termination of this Agreement, or whenever requested by the Company, Employee shall immediately deliver to the Company all property belonging to the Company, in Employee's possession or under Employee's control.

5. Administrative and Marketing Support of Employee. During the term of this Agreement, Company shall provide Employee with the administrative and marketing support reasonably necessary to service any accounts generated by Employee.

6. Non-Competition, Solicitation, Unfair Competition and Indemnification.

a. Non-Competition. During the greater of the balance of the term of this Agreement or a period of two years following the termination of Employee's employment with the Company, for whatever reason, (the "Termination Date") Employee shall not, directly or indirectly, within thirty miles of the principal office of the Company or LCNB own, manage, operate, control or be employed by, be a shareholder, officer, director, member, partner, consultant or advisor, participate in, consult with or be otherwise affiliated or connected in any manner with the ownership, management, operation or control of, or to sell any products or services on behalf of, any business competitive with any of the businesses or industries in which the Company is engaged as of the Termination Date.

b. Confidentiality. Employee recognizes and acknowledges that certain business and technical information of the Company or LCNB and its affiliates is confidential. Confidential business and technical information includes, without limitation, the identity of the Company's or LCNB's and its affiliates' customers, and the Company's internal procedures and processes, costs, materials, special customer requirements, pricing techniques, business plans, operational procedures and operational policies. Confidential business and technical information is a valuable, special and unique asset of the Company and LCNB and its affiliates. Employee shall not, at any time, whether during the term of this Agreement or after the termination or expiration of this Agreement, use such information, or any part thereof, or disclose such information, or any part thereof, to any person, firm, corporation, association or other entity, for any purpose or reason whatsoever.

c. Non-Solicitation. During the period commencing with the execution hereof and ending two years after the Termination Date, Employee shall not, directly or indirectly, on his own behalf or on behalf of any other person, firm, company or other entity, without the consent of the Company: (i) in any manner whatsoever induce, or assist others to induce, any employee, agent, representative or other person associated with the Company or any of its affiliates or subsidiaries, or any insurance company doing business with the Company or any of its affiliates or subsidiaries, to terminate his association with any such entity, or in any manner interfere with the relationship between the Company or any of its affiliates or subsidiaries and any such person; or (ii) in any manner whatsoever induce, or assist others to induce, any supplier or customer of the Company or any of its affiliates or subsidiaries to terminate its association with the Company or any of its affiliates or subsidiaries, or do anything, directly or indirectly, to interfere with the business relationship between the Company or any of its affiliates or subsidiaries and any of its customers or suppliers or otherwise solicit for business any customer of the Company.

d. Scope of Restrictions. Employee and the Company agree that should any portion of the covenants set forth in this Section 6 be unenforceable because of the scope thereof, or the period covered thereby, or otherwise, the terms of such covenant shall be deemed to be modified in a manner enabling enforcement to the maximum extent permissible under the laws and public policies applicable in the jurisdiction in which enforcement is sought.

7. Remedies.

a. Remedy. Employee and the Company acknowledge and agree that a violation of the covenants and agreements of this Agreement would cause irreparable damage to the Company, and that the Company would not have an adequate remedy at law. Employee therefore agrees that the Company shall be entitled to an injunction, without posting any bond whatsoever, restraining such conduct by Employee in the event of a breach or threatened breach by Employee of this Agreement or any of the terms or conditions hereof.

b. Indemnification. Employee agrees to indemnify and hold the Company harmless against any and all damages and expenses, including reasonable attorneys' fees and disbursements, resulting from any breach or threatened breach by him of this Agreement or any of the terms or conditions hereof, which remedy is in addition to any and all other remedies that the Company may possess at law or in equity.

c. Remedies Cumulative. Employee further agrees that the Company's remedies under this Agreement are cumulative, and that the Company may pursue its remedies in any order that it desires.

8. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by hand delivery, overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties.

If to Company:

Dakin Insurance Agency, Inc.

Attn:

If to Employee:

9. Jurisdiction and Governing Law. All claims, disputes and any other matters, whether of contention or otherwise, which are in question, arising out of or relating to the Agreement, or claim hereunder, shall be subject to, interpreted and governed by the laws of the State of Ohio. In the event of a claim or lawsuit of any type arising under the terms of the Agreement, the prevailing party shall be entitled to recover attorney's fees and costs.

10. Severability. If any portion of the Agreement is contrary to the laws of the State of Ohio, that portion of the Agreement shall be void. However, the remainder of the Agreement shall remain in full force and effect.

11. Entire Agreement. This Agreement constitutes the complete and exclusive agreement of the Company and Employee with respect to the matters set forth in this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing signed by the Company and Employee.

12. Assignment. Employee may not assign or delegate any of his rights or obligations under this Employment Agreement. Company may assign its rights and delegate its duties under this Employment Agreement.

IN WITNESS WHEREOF, Company and Employee have executed the Agreement as of the date first written above.

Employee:

[Name]

Company:

Dakin Insurance Agency, Inc.

By:

Its:

EXHIBIT A

DUTIES AND RESPONSIBILITIES

[To be developed by Dakin with LCNB]

EXHIBIT B

COMPENSATION AND BENEFITS SCHEDULE

(Dave Beckett)

Salary and Commissions -

Salary and an estimated amount or draw for commissions will be paid semi-monthly. The draw will be determined based on 90% of the employee's commissions for the prior year divided by twenty-four (24) unless a more accurate and cost-effective measure is available. Actual commissions earned will be reconciled to the draw amounts on a quarterly basis. If commissions earned by the employee during the quarter exceed the employee's draws for the quarter, the additional amount will be paid to the employee with the first payroll of the following month. If the employee's draws for the quarter exceed the commissions earned by the employee for the quarter, the draw amount for the following quarter may be reduced or eliminated accordingly.

Base annual salary.

The base annual salary will be the sum of the following amounts:

A. $10,000

B. A percent, as set forth below, of the sum of (a) the agency's normal commissions collected and earned for the immediately preceding year, plus (b) an amount equal to the average collected, contingent commissions for the ten year period ending December 31 of the immediately preceding year. Normal commissions do not include contingent commissions. In the event Dakin acquires or merges with any other insurance agency, the acquired or merged agency's normal commissions collected and earned for the immediately preceding year will be included in the calculation of base annual salary. The acquired or merged agency's average collected, contingent commissions for the ten year period ending December 31 of the immediately preceding year will also be included in the calculation of base annual salary. The denominator for purposes of calculating the acquired or merged agency's average collected, contingent commissions will be ten, regardless of the number of years the acquired or merged agency has been in operation.

Sum of (a) and (b) above	Percent included in base salary
The first $2 million	Four percent (4%)
Amount exceeding $2 million	One percent (1%)

Commissions.

Commission-based compensation will be the sum of the following:

A. For property and casualty (P&C) commissions earned and collected by the agency for new business (where the employee performed significant personal service in either obtaining the new business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by fifty percent (50%). This commission for the new business as defined, applies to personal and commercial policies.

B. For P&C commissions earned and collected by the agency for renewal business (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by thirty percent (30%). This commission for the renewal business as defined, applies to commercial policies only.

C. The employee will not earn a commission for personal lines P&C revenues earned and collected by the agency for renewal business regardless of whether the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures.

D. For health and life commissions earned and collected by the agency (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by fifty percent (50%).

Bonus -

Bonuses will be determined and paid as soon after the end of each calendar year as is reasonably possible.

Performance Bonus.

The employee will participate in the bonus program generally available to all full-time employees of Lebanon Citizens National Bank. This bonus percentage is determined by the profitability of the LCNB Corp. consolidated group as reported in the audited annual report. For each year, the base for the employee's bonus will be his base annual salary.

Agency Bonus Pool.

The agency will create or set aside a bonus pool at the end of any such calendar year as both of the following conditions are met: 1) The agency's total normal commission revenues, which exclude contingent commissions, increase from the immediately preceding year by at least 10%. To the extent that any increase in commission revenues is attributable to renewal commissions purchased from another agency, or otherwise having as their origin another agency's business existing at the time such additional agency(ies) is acquired, such renewal commissions are not taken into consideration when determining the increase in revenues for purposes of this Agency Bonus Pool. 2) The agency's total commissions less the expenses listed below as items A through D is a net amount representing at least forty percent (40%) of the agency's total commission revenues.

A. Total agency wages, salaries, commissions, and bonuses (other than the agency growth bonus)

B. Total agency payroll taxes

C. Total agency employee benefits expense including health-related and retirement benefits

D. Amortization, whether or not recorded on the agencies books and records, of the price paid for additional agencies. The amortization amount will be determined using the straight-line method and a life of 180 months.

Assuming the two conditions above are met, the Agency Bonus Pool will equal the percent(s) reflected below of the actual contingent commissions earned during the same year but collected during the following year. Assuming the two conditions above are met, the bonus pool will be determined as soon as practical after the contingent commissions are collected. The employee's share of the pool will be determined by the agency's board of directors.

Contingent Commissions	Percent of Contingent Commissions
$0 to $25,000	Five percent (5%)
$25,001 to $100,000	Ten percent (10%)
$100,001 and over	Fifteen percent (15%)

Vacations -

The employee will be entitled to the same vacation benefits available to officers of Lebanon Citizens National Bank. The employee will be given credit for the years worked for Dakin prior to the Merger for purposes of determining benefits under the bank's vacation policy.

Payment of Expenses -

The agency will reimburse the employee for all reasonable and customary expenses incurred in connection with performing his responsibilities for the agency. Reimbursement will be subject to the employee providing the agency with adequate documentation as to the business nature of the expense as required for federal tax reporting purposes. The employee's semi-monthly payroll will include $200 as a vehicle allowance. This allowance will be additional taxable compensation. There will be no other payments to the employee for the use of his vehicle in the course of performing his responsibilities for the agency.

Other Benefits -

The employee will be entitled to participate in the health-related and retirement plan benefits generally available to all full-time employees of Lebanon Citizens National Bank. Years worked for Dakin prior to the Merger will not be taken into consideration for purposes of determining benefits under the plans.

(Phil Hines and Vincent Fullan)

Salary and Commissions -

Salary and an estimated amount or draw for commissions will be paid semi-monthly. The draw will be determined based on 90% of the employee's commissions for the prior year divided by twenty-four (24) unless a more accurate and cost-effective measure is available. Actual commissions earned will be reconciled to the draw amounts on a quarterly basis. If commissions earned by the employee during the quarter exceed the employee's draws for the quarter, the additional amount will be paid to the employee with the first payroll of the following month. If the employee's draws for the quarter exceed the commissions earned by the employee for the quarter, the draw amount for the following quarter may be reduced or eliminated accordingly.

Base annual salary.

The base annual salary will be the sum of the following amounts:

A. $10,000

B. A percent, as set forth below, of the sum of (a) the agency's normal commissions collected and earned for the immediately preceding year, plus (b) an amount equal to the average collected, contingent commissions for the ten year period ending December 31 of the immediately preceding year. Normal commissions do not include contingent commissions. In the event Dakin acquires or merges with any other insurance agency, the acquired or merged agency's normal commissions collected and earned for the immediately preceding year will be included in the calculation of base annual salary. The acquired or merged agency's average collected, contingent commissions for the ten year period ending December 31 of the immediately preceding year will also be included in the calculation of base annual salary. The denominator for purposes of calculating the acquired or merged agency's average collected, contingent commissions will be ten, regardless of the number of years the acquired or merged agency has been in operation.

Sum of (a) and (b) above	Percent included in base salary
The first $2 million	One-half of one percent (0.5%)
Amount exceeding $2 million	One-tenth of one percent (0.1%)

Commissions.

Commission-based compensation will be the sum of the following:

A. For property and casualty (P&C) commissions earned and collected by the agency for new business (where the employee performed significant personal service in either obtaining the new business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by fifty percent (50%). This commission for the new business as defined, applies to personal and commercial policies.

B. For P&C commissions earned and collected by the agency for renewal business (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by thirty percent (30%). This commission for the renewal business as defined, applies to commercial policies only.

C. For P&C commissions earned and collected by the agency for renewal business (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by twenty percent (20%). This commission for the renewal business as defined, applies to personal policies only.

D. For health and life commissions earned and collected by the agency (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) the employee will earn a commission computed by multiplying this amount by fifty percent (50%).

Bonus -

Bonuses will be determined and paid as soon after the end of each calendar year as is reasonably possible.

New P&C Production Bonus.

On a calendar year basis, if the employee writes new P&C business commissions (where the employee performed significant personal service in either obtaining the new business or performing necessary underwriting procedures) and the collected and earned new P&C commissions in the aggregate (both personal and commercial) exceed the amounts appearing in the schedule that follows, the employee will earn a bonus on such new business commissions. For example, if the employee writes new P&C business commissions during a calendar year (where the employee performed significant personal service in either obtaining the new business or performing necessary underwriting procedures) and the employee's collected and earned new P&C commissions in the aggregate (both personal and commercial) were at least $25,001 to $30,000, the new P&C production bonus would be ten percent (10%) of the employee's collected and earned new P&C commissions.

$20,000 in new commissions earned and collected	Five percent (5%)
$25,000 in new commissions earned and collected	Ten percent (10%)
$30,000 in new commissions earned and collected	Fifteen percent (15%)

P&C Retention Bonus.

On a calendar year basis, if the employee's net renewal P&C commissions collected and earned (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) increase in the aggregate (both personal and commercial combined) from the prior year by the percentages appearing in the schedule that follows, the employee will earn a bonus on such renewal commissions. For example, if the employee's net renewal P&C commissions collected and earned (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) increase in the aggregate (both personal and commercial combined) from the prior year by ten percent

(10%) the P&C retention bonus would be two and one-half percent (2.5%) of the employee's collected and earned renewal P&C commissions.

Five percent (5%) net growth	Two and one-half percent (2.5%)
Fourteen percent (14%) net growth	Five percent (5%)

New Health and Life Bonus.

On a calendar year basis, if the employee writes new health and life commissions (where the employee performed significant personal service in either obtaining the business or performing necessary underwriting procedures) and the collected and earned commissions in the aggregate exceed the amounts appearing in the schedule that follows, the employee will earn a bonus on such new business commissions at the rate indicated.

$50,000 in new commissions earned and collected	Two and one-half percent (2.5%)
$75,000 in new commissions earned and collected	Five percent (5%)
$100,000 in new commissions earned and collected	Ten percent (10%)

Agency Bonus Pool.

The agency will create or set aside a bonus pool at the end of any such calendar year as both of the following conditions are met: 1) The agency's total normal commission revenues, which exclude contingent commissions, increase from the immediately preceding year by at least 10%. To the extent that any increase in commission revenues is attributable to renewal commissions purchased from another agency, or otherwise having as their origin another agency's business existing at the time such additional agency(ies) is acquired, such renewal commissions are not taken into consideration when determining the increase in revenues for purposes of this Agency Bonus Pool. 2) The agency's total commissions less the expenses listed below as items A through D is a net amount representing at least forty percent (40%) of the agency's total commission revenues.

A. Total agency wages, salaries, commissions, and bonuses (other than the agency growth bonus)

B. Total agency payroll taxes

C. Total agency employee benefits expense including health-related and retirement benefits

D. Amortization, whether or not recorded on the agencies books and records, of the price paid for additional agencies. The amortization amount will be determined using the straight-line method and a life of 180 months.

Assuming the two conditions above are met, the Agency Bonus Pool will equal the percent(s) reflected below of the actual contingent commissions earned during the same year but collected during the following year. Assuming the two conditions above are met, the bonus pool will be determined as soon as practical after the contingent commissions are collected. The employee's share of the pool will be determined by the agency's board of directors.

Contingent Commissions	Percent of Contingent Commissions
$0 to $25,000	Five percent (5%)
$25,001 to $100,000	Ten percent (10%)
$100,001 and over	Fifteen percent (15%)

Vacations -

The employee will be entitled to the same vacation benefits available to officers of Lebanon Citizens National Bank. The employee will be given credit for the years worked for Dakin prior to the Merger for purposes of determining benefits under the bank's vacation policy.

Payment of Expenses -

The agency will reimburse the employee for all reasonable and customary expenses incurred in connection with performing his responsibilities for the agency. Reimbursement will be subject to the employee providing the agency with adequate documentation as to the business nature of the expense as required for federal tax reporting purposes. The employee's semi-monthly payroll will include $200 as a vehicle allowance. This allowance will be additional taxable compensation. There will be no other payments to the employee for the use of his vehicle in the course of performing his responsibilities for the agency.

Other Benefits -

The employee will be entitled to participate in the health-related and retirement plan benefits generally available to all full-time employees of Lebanon Citizens National Bank. Years worked for Dakin prior to the Merger will not be taken into consideration for purposes of determining benefits under the plans.

Exhibit 9.3

FORM OF OPTION AGREEMENT

THIS OPTION AGREEMENT is made and entered into this _____ day of _______________, 2000, by and among LCNB Corp., an Ohio corporation ("LCNB"), Lebanon Citizens National Bank, a national bank (the "Bank") and Vincent B. Fullan, David S. Beckett and Philip R. Hines (collectively, the "Optionees").

W I T N E S S E T H:

WHEREAS, LCNB and Optionees entered into an Agreement and Plan of Merger whereby LCNB acquired Dakin Insurance Agency, Inc. ("Dakin"); and

WHEREAS, in the event LCNB and the Bank determine that they will no longer conduct an insurance agency business, the Optionees desire to obtain an option to repurchase all of the shares of the common stock of Dakin that are owned by the Bank; and

WHEREAS, LCNB and the Bank desire to grant to the Optionees an option to purchase such shares in the event LCNB and the Bank will no longer conduct an insurance agency business; and

WHEREAS, the parties hereto desire to delineate certain other agreements between them.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LCNB and the Bank hereby grant to the Optionees, jointly and severally, the following option:

3. Grant of Option. Subject to the terms and conditions set forth herein, LCNB and the Bank hereby grant to the Optionees the first right and option (the "Option") to repurchase a 100% interest in Dakin (the "Interest"). This Option shall be triggered upon LCNB's written notice to the Optionees to the effect that LCNB and the Bank have determined that they will no longer conduct an insurance agency business. Upon such notice, the Optionees, jointly or severally, shall have the exclusive right to exercise the Option to purchase the Interest for a period of 90 days from the date of notice. Upon the expiration of 90 days after such notice, LCNB and the Bank shall be free in their discretion to offer the Interest to another purchaser. This Option shall arise only at LCNB's and the Bank's sole discretion, and in no event shall the Optionees have the right or authority to trigger the Option.

4. Option Price. In the event the Optionees elect to exercise the Option granted in accordance with the terms contained herein, they may purchase 100% of the capital stock of Dakin for the then fair market value of the Dakin stock. Fair market value shall be determined by the Optionees having prepared by the appraiser of their choice an independent appraisal of the business. If LCNB agrees with such appraisal that shall become the option price. In the event LCNB disagrees with the Dakin appraisal, the fair market value will be determined by taking the average of their independent appraisals. In addition to the Dakin appraisal, the appraisals shall be conducted by one appraiser chosen by LCNB and a third appraiser chosen by the first two appraisers. The cost of such appraisals shall be divided evenly between LCNB and the Optionees, with each of LCNB and the Optionees paying one-half of the total appraisal cost. In no event may the Optionees elect to exercise the Option for less than a 100% interest in Dakin.

5. Exercise of Option. The Optionees may exercise the Option upon receipt of the notice from LCNB described in Section 1 above by a written election delivered to LCNB. Upon such election, the Optionees hereby agree to work in good faith toward a closing of the purchase of the Interest as soon as possible after the election. At or prior to the closing of the purchase of the Interest, LCNB and the Bank shall waive any noncompetition agreements between LCNB, the Bank and the Optionees that might prevent the Optionees from conducting an insurance agency subsequent to the closing.

6. Termination. This Option shall terminate and be of no further force or effect upon the occurrence of any of the following:

(a) With respect only to that Optionee, if an Optionee ceases to be employed for any reason by Dakin or by a bank, corporation, partnership, limited liability company or other entity owned or controlled by LCNB;

(b) With respect only to that Optionee, if an Optionee dies; or

(c) Upon the expiration of 90 days after LCNB's and the Bank's notice of their withdrawal from the insurance agency business and the Optionees have not elected to exercise the Option.

7. Binding Effect; Assignment. This Option shall be binding upon and inure to the benefit of the parties hereto; provided, however, that the Optionees' rights and obligations hereunder may not be assigned without the prior written consent of LCNB. If LCNB or its operating bank subsidiary is merged with or consolidated into or with any other entity or entities, or if substantially all of the stock or operating assets of any of the aforementioned entities is sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from, such merger, consolidation or asset purchase, or the entity to which such assets are sold or transferred.

8. Notices. All notices provided for herein shall be deemed to have been duly given if and when deposited in the United States mail with proper postage affixed, properly addressed to the party for whom intended and at the party's address as listed below or when personally delivered to such party.

LCNB Corp./Lebanon Citizens National Bank

PO Box 59

Lebanon, Ohio 45036

Attention: Stephen P. Wilson, President

Optionees

Attn: David S. Beckett

9. Entire Agreement. It is expressly agreed by and among the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing herein. This Agreement nor any of the provisions herein contained can be modified, terminated, superseded, waived or extended except by an appropriate written instrument duly executed by the parties hereto.

10. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio and the United States of America and the parties hereby agree to the exclusive jurisdiction of any state or federal court located in Warren County, Ohio.

11. Severability. Each section of this Agreement shall be deemed severable and if for any reason any section or subsection hereof is invalid or contrary to any existing or future law such invalidity shall not effect the applicability or validity of any such other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

LCNB Corp.	OPTIONEES:
By:
Vincent B. Fullan
Its:
Lebanon Citizens National Bank	David S. Beckett
By:
Philip R. Hines
Its:

Exhibit 10.3

FORM OF OPINION OF COUNSEL TO DAKIN

1. Dakin, an Ohio corporation, is duly incorporated, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to enter into the Agreement and consummate the transactions contemplated therein.

2. Dakin has the requisite corporate power and corporate authority to execute and deliver the Agreement and the Certificate of Merger and to perform its obligations thereunder. The execution, delivery and performance as of the date hereof of the Agreement and the Certificate of Merger by Dakin has been duly authorized by all necessary corporate action of Dakin. The execution, delivery and performance as of the date hereof by Dakin of the Agreement and the execution and filing of the Certificate of Merger do not violate any provision of Dakin's Articles of Incorporation or Regulations.

3. The Agreement and the Certificate of Merger have each been duly executed and delivered on behalf of Dakin and the Shareholders and the Agreement constitutes a valid and binding obligation of Dakin and the Shareholders, each enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (such as fraudulent conveyance laws) and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such agreements are considered in a proceeding in equity or at law).

4. To our knowledge, except as disclosed in the Agreement or the Exhibits or Schedules thereto, to our knowledge, there is no action, suit or proceeding, pending or threatened against Dakin or the Shareholders before any court or administrative agency that, if determined adversely to Dakin or the Shareholders, would have a material adverse effect on the ability of Dakin or the Shareholders to consummate the transactions contemplated by this Agreement.

5. The authorized capital stock of Dakin consists of _________ shares of Dakin common stock. All of the _______ issued and outstanding shares of Dakin capital stock are duly authorized and are validly issued, fully paid and non-assessable under Ohio law. Except as described above, to our knowledge, there are no other shares of capital stock of Dakin outstanding. Except as set forth in the Agreement or the Exhibits or schedules thereto, to our knowledge, Dakin has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of Dakin.

Exhibit 11.3

FORM OF OPINION OF COUNSEL TO LCNB

1. LCNB, an Ohio corporation, and Surviving Corporation, an Ohio corporation, are duly incorporated, validly existing and in good standing under the laws of the State of Ohio and have all requisite corporate power and authority to enter into the Agreement and consummate the transactions contemplated therein.

2. LCNB and Surviving Corporation have the requisite corporate power and corporate authority to execute and deliver the Agreement, the Employment Agreements, and other ancillary agreements provided for by the Agreement (the "Agreements") and the Certificate of Merger and to perform their obligations thereunder. The execution, delivery and performance as of the date hereof of the Agreements and the Certificate of Merger by LCNB and Surviving Corporation have been duly authorized by all necessary corporate action of LCNB and Surviving Corporation. The execution, delivery and performance as of the date hereof by LCNB and Surviving Corporation of the Agreements and the execution and filing of the Certificate of Merger do not violate any provision of LCNB's or Surviving Corporation's Articles of Incorporation, Regulations or Bylaws, as applicable.

3. The Agreements and the Certificate of Merger have each been duly executed and delivered on behalf of LCNB and Surviving Corporation and the Agreements constitute valid and binding obligations of LCNB and Surviving Corporation, each enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (such as fraudulent conveyance laws) and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such agreements are considered in a proceeding in equity or at law).

4. To our knowledge, except as disclosed in the Agreements or the Exhibits or Schedules thereto or in LCNB's filings with the Securities and Exchange Commission, to our knowledge, there is no action, suit or proceeding, pending or threatened against LCNB or Surviving Corporation before any court or administrative agency that, if determined adversely to LCNB or Surviving Corporation, would have a material adverse effect on the ability of LCNB or Surviving Corporation to consummate the transactions contemplated by the Agreements.

5. The authorized capital stock of LCNB consists of 4 million shares of LCNB Common Stock of which 1,760,000 shares were issued and outstanding as of ___________, 2000. All of the issued and outstanding shares of capital stock of LCNB are duly authorized, validly issued and, to our knowledge, fully paid and non-assessable under Ohio law. Except as described above, to our knowledge, there are no other shares of capital stock of LCNB outstanding.

Exhibit 19.4

INVESTMENT AGREEMENT

THIS AGREEMENT made this ____ day of _____________, 2000 by and between LCNB Corp., an Ohio corporation ("Issuer"), and the person(s) set forth on the signature page hereto ("Shareholder").

W I T N E S S E T H:

WHEREAS, Issuer, in connection with the merger of Dakin Acquisition Corp. into Dakin Insurance Agency, Inc. ("Dakin") (the "Merger"), will issue shares of LCNB Common Stock (the "Shares") to the Shareholder in a Regulation D exempt offering in exchange for the Shareholder's shares of Dakin Common Stock; and

WHEREAS, the Shareholder agrees to make certain investment representations and agreements in order to receive the LCNB Common Stock in the Merger.

NOW, THEREFORE, and in consideration of the mutual covenants and promises hereinafter set forth, Issuer and Shareholder hereby agree as follows:

1. Investment Representations. Shareholder represents and warrants to, and agrees with, Issuer as follows:

a. Shareholder is acquiring the Shares for investment and not with a view to a distribution thereof. Shareholder hereby agrees with Issuer that no Shares will be sold or otherwise disposed of by Shareholder unless either (i) the sale or other disposition will be pursuant to a Registration Statement under the Securities Act of 1933, as amended (the "Act") and any applicable securities laws of any state or other jurisdiction; or (ii) Shareholder shall have notified Issuer in writing of any desire on the part of Shareholder to sell or dispose of all or part of the Shares and of the manner and terms of the proposed transaction, and Issuer shall have been advised in writing by counsel acceptable to it that no registration of the Shares under the Act, or the rules and regulations then in effect thereunder, or any applicable state securities laws, is required in connection with the proposed sale or other disposition; or (iii) Issuer has been advised in writing by counsel acceptable to it that based on facts then existing, no registration of the Shares under the Act or the rules and regulations then in effect thereunder, is required for any future sale or disposition thereof by Shareholder.

b. All certificates evidencing ownership of the Shares, or replacement or new certificates evidencing same, in the absence of registration under the Act shall bear an appropriate legend to the effect that the Shares evidenced by such certificate are subject to the terms of this Agreement and that appropriate stop transfer instructions will be issued to Issuer's transfer agent.

c. The representations, terms and provisions of this Agreement shall also be deemed to apply to any shares of the capital stock or any other security issued to the Shareholder as a result of any stock split, reverse stock split and other subdivisions or combinations of the Issuer's outstanding capital stock, stock dividend, recapitalization, merger or consolidation of the Issuer or the sale or conveyance to another person of all or substantially all of the assets of the Issuer.

2. Compliance with Securities Laws. Shareholder and Issuer agree that the sale of the Shares will be effected without registration under the Act or under the applicable state Blue Sky law in reliance upon the exemption from registration afforded by Rule 506 of Regulation D promulgated under the Act. Shareholder hereby represents and warrants that he, she or it is [CHECK AS MANY AS APPLY, SIGN AND RETURN A COPY OF THIS PAGE TO THE ISSUER WITH YOUR SIGNATURE PAGE]:

a. [ ] an accredited investor as such term is defined by the rules of the Securities and Exchange Commission promulgated under the Act by virtue of the fact that he, she or it has individual net worth or joint net worth with spouse which exceeds $1,000,000 as of the date hereof; or

b. [ ] an accredited investor as such term is defined by the rules of the Securities and Exchange Commission promulgated under the act by virtue of the fact that he, she or it has individual income in excess of $200,000 in each of the two most recent years or joint income with a spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

c. [ ] not an accredited investor as such term is defined by the Securities and Exchange Commission promulgated under the Act.

If none of the boxes is checked, the Shareholder represents and warrants that he, she or it is an accredited investor and that both a and b apply to such Shareholder.

Signature

Date:

3. Sophisticated Investor Status. Shareholder represents and warrants that he, she or it has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Shares.

4. Disclosures. Shareholder represents and warrants that he, she or it has received, read and understands all of the following:

a. A copy of the Proxy Statement relating to Issuer's 1998 Annual Meeting of Shareholders.

b. A copy of Issuer's annual financial report to shareholders for the year ended December 31, 1999.

c. Copies of Issuer's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999.

d. A copy of the Proxy Statement/Prospectus relating to Issuer's 1999 Special Meeting of Shareholders.

5. Opportunity to Communicate with Management. Shareholder acknowledges that a reasonable time before he, she or it executed this Agreement, he, she or it had the opportunity to ask questions of Issuer's management and receive answers concerning the terms and conditions of this sale of the Shares, and to obtain any reasonably available additional information regarding the Issuer.

6. Investment Risks - Possibility that Entire Investment May Be Lost. Shareholder acknowledges that he, she or it (i) is aware that no federal or state agency has made any recommendation or endorsement of the Shares; (ii) recognizes that an investment in the Shares involves a high degree of risk and that neither the Issuer nor any person purporting to represent the Issuer can give any assurance that the Issuer's business ventures will be successful or generate any returns or profits whatsoever; and (iii) is prepared to accept such risks and represents and warrants that the Shareholder can afford the loss of his, her or its entire investment.

Any investment in Issuer is highly speculative, and Shareholder realizes that his entire investment is at risk and subject to loss. Shareholder represents and warrants that he, she or it is prepared to accept such risk and can afford the loss of his, hers, or its entire investment.

7. No Broker/Dealer. The parties represent and warrant, one to another, that no broker/dealer is involved in any way in this transaction, and that no commission is payable in connection with this transaction.

8. General Provisions.

a. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

b. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

c. All notices and other communications from any party hereto to any other party hereto shall be mailed by first-class, registered or certified mail, postage prepaid, to Issuer at its principal offices at P.O. Box 59, Lebanon, Ohio 45036, Attn: Stephen P. Wilson, President, and to Shareholder at his her, or its address as set forth on the Signature Page or otherwise transmitted to Issuer from time to time.

d. No term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

e. The headings in this Agreement are for the purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

f. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

g. The benefits of this Agreement shall inure, and the obligations of this Agreement shall be binding upon, the personal representatives, successors and assigns of the parties hereto; provided, however, that neither party shall assign its rights or obligations hereunder without the prior written consent of the other party.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first above written.

LCNB CORP.	SHAREHOLDER:
By:
Stephen P. Wilson, President	Signature

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